UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Och-Ziff Capital Management Group LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2009

Dear Shareholder:

You are invited to the Annual Meeting of Shareholders (the “Annual Meeting”) of Och-Ziff Capital Management Group LLC (the “Company”). The Annual Meeting will be held at May 13, 2009 at 10:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 for the following purposes:

1.	To elect William C. Cobb, Jeffrey R. Leeds and David Windreich as Class II directors to serve for a term of three years and until their successors are duly elected or appointed and qualified;

2.	To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	To transact other business that may properly come before the Annual Meeting or any adjournments of postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors recommends that you vote for the nominees for Class II directors and vote for ratifying the appointment of Ernst & Young LLP, each as outlined in the proxy statement.

The Board of Directors has set the close of business on April 6, 2009 as the record date for determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders as of the record date will be available for inspection by Shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting.

All Shareholders are cordially invited to attend the Annual Meeting in person. EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 13, 2009: the Proxy Statement and Annual Report to Shareholders are Available at www.proxyvote.com

By Order of the Board of Directors,

Jeffrey C. Blockinger
Chief Legal Officer, Chief Compliance Officer and Secretary

April 13, 2009

New York, New York

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Exhibits
Exhibit A—Och-Ziff Capital Management Group LLC Board of Directors’ Independence Standards

i

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

9 West 57th Street

New York, New York 10019

PROXY STATEMENT

for the 2009 Annual Meeting of Shareholders

May 13, 2009

Our board of directors (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies by Och-Ziff Capital Management Group LLC on behalf of the Board for use at the 2009 Annual Meeting of Shareholders of Och-Ziff Capital Management Group LLC, which will take place at 10:00 a.m., Eastern Time, on Wednesday, May 13, 2009, at the offices of Gibson, Dunn & Crutcher LLP located at 200 Park Avenue, New York, New York 10166, and any adjournment or postponement thereof.

The Company intends to mail this proxy statement and the accompanying proxy card on or about April 13, 2009 to all Shareholders entitled to vote at the Annual Meeting.

In this proxy statement, references to “Och-Ziff,” “our Company,” “the Company,” “we,” “us” or “our” refer, unless context requires otherwise, to Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and its consolidated subsidiaries, including the Och-Ziff Operating Group. References to the “Och-Ziff Operating Group” refer, collectively, to OZ Management LP, a Delaware limited partnership, which we refer to as “OZ Management,” OZ Advisors LP, a Delaware limited partnership, or “OZ Advisors I,” OZ Advisors II LP, a Delaware limited partnership, or “OZ Advisors II,” and their consolidated subsidiaries. References to our “intermediate holding companies” refer, collectively, to Och-Ziff Holding Corporation, a Delaware corporation, which we refer to as “Och-Ziff Corp,” and Och-Ziff Holding LLC, a Delaware limited liability company, which we refer to as “Och-Ziff Holding,” both of which are wholly owned subsidiaries of Och-Ziff Capital Management Group LLC and hold all of the interests in the Och-Ziff Operating Group. References to our “founding owners” refer, collectively, to our founder, Mr. Daniel Och, our other partners at the time of our initial public offering (collectively with Mr. Och, our “founding partners”) and the Ziffs. References to the “Ziffs” refer to Ziff Brothers Investments, L.L.C. and certain of its affiliates and control persons, which, together with Mr. Och, founded our business in 1994. References to our “partners” refer to our current partners. References to the “Class A Shares” refer to our Class A shares, representing Class A limited liability company interests of Och-Ziff, which are publicly traded and listed on the New York Stock Exchange. References to “Class B Shares” refer to Class B shares of Och-Ziff, which are not publicly traded, are currently held solely by our partners and have no economic rights but entitle the holders thereof to one vote per share together with the holders of Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “Shareholders” refer to holders of our Class A Shares and Class B Shares, collectively.

Mr. Och, who holds approximately 79.0% of the total voting interest in the Company as of March 31, 2009, has indicated that he will vote in favor of each of the proposals contained in this proxy statement. Our partners hold all of our Class B Shares and have granted an irrevocable proxy to vote all of their Class B Shares to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, as such Committee may determine in its sole discretion. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Second Amended and Restated Limited Liability Company Agreement dated as of November 13, 2007 (the “Operating Agreement”), and Delaware law, as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent this proxy statement and the enclosed proxy card because the Board of Directors of Och-Ziff Capital Management Group LLC is soliciting your proxy to vote at the 2009 Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on May 13, 2009 at 10:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your Shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What am I voting on?

There are two matters scheduled for a vote at the annual meeting:

•	election of William C. Cobb, Jeffrey R. Leeds and David Windreich as Class II directors to serve for a term of three years and until their successors are duly elected or appointed and qualified; and

•

ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

In addition, Shareholders will transact any other business that may properly come before the Annual Meeting and management will respond to appropriate questions from Shareholders.

Who is entitled to vote at and attend the Annual Meeting?

Only Shareholders of record at the close of business on the record date, April 6, 2009, are entitled to receive notice of, to vote at and attend the Annual Meeting. Each outstanding Class A Share and Class B Share entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between Class A Shares and Class B Shares?

The Class A Shares represent Class A limited liability company interests of Och-Ziff. We issued Class A Shares in our November 2007 initial public offering and in a concurrent private sale to Dubai International Capital LLC (“DIC”) and DIC Sahir Limited (“DIC Sahir”), a wholly-owned subsidiary of DIC. The holders of Class A Shares are entitled to one vote per share and any dividends we may pay. The Class A Shares are listed on the New York Stock Exchange (the “NYSE”).

The Class B Shares were issued to our partners as part of a reorganization completed in connection with our initial public offering. The Class B Shares have no economic rights (and therefore no rights to any dividends we may pay) but entitle the holders to one vote per share together with the Class A Shareholders. The Class B Shares are intended solely to provide our partners with voting interests in Och-Ziff Capital Management Group LLC commensurate with their economic interests in the Och-Ziff Operating Group. The Class B Shares are not currently and are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.

What is the difference between holding Shares as a shareholder of record and as a beneficial owner?

Almost all of the holders of our Class A Shares hold their shares beneficially through a broker or other nominee rather than directly in their own name. All of our Class B Shares are held directly by our partners in their names. As summarized below, there are some distinctions between Shares owned beneficially and those held of record.

Beneficial Owner:    If your Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of Shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or nominee how to vote your Shares.

Since a beneficial owner is not the shareholder of record, you may not vote your Shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your Shares giving you the right to vote the Shares at the meeting.

Shareholder of Record:    If your Shares are registered directly in your name with us or our share transfer agent, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you by Och-Ziff. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use.

What do I need to do to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a Shareholder must present an admission ticket or proof of ownership of the Shares on the record date. Any holder of a proxy from a Shareholder must present the proxy, properly executed, as well as an admission ticket to be admitted. Shareholders and proxyholders must also present a form of valid, government-issued photo identification, such as a driver’s license or passport. These items must be presented to the security personnel at the lobby reception desk located at 200 Park Avenue, New York, New York, 10166, in order to be admitted to the offices of Gibson, Dunn & Crutcher LLP. Expired forms of identification will not be accepted.

An admission ticket is attached to the last page of this proxy statement. If you plan to attend the Annual Meeting, please keep the admission ticket and bring it with you to the Annual Meeting. If you do not bring an admission ticket or proof of ownership of our Shares on the record date, you will not be admitted to the Annual Meeting. If you are a beneficial owner of Class A Shares and your Shares are held in the name of a broker, trustee or nominee, a brokerage statement or letter from a bank or broker detailing ownership of the Class A Shares as of the record date is an example of proof of ownership. If you are the holder of a proxy from a Shareholder, you should obtain your admission ticket from the Shareholder. For security reasons, you may be subject to search prior to your admittance to the Annual Meeting.

Admission to the Annual Meeting will begin at 9:30 a.m. Since space is limited, seating at the Annual Meeting will be on a first come, first served basis. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., we recommend you arrive early.

What constitutes a quorum?

The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Shares outstanding as of the record date and entitled to vote shall constitute a quorum. As of the April 6, 2009 record date, 356,362,963 Shares (comprised of 76,373,392 Class A Shares and 279,989,571 Class B Shares) were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, you will be considered in determining the presence of a quorum. Similarly, “broker non-votes” (described below) will be counted in determining the presence of a quorum.

How do I vote?

You may vote in person at the Annual Meeting or by mail. If you hold your Shares in “street name” through a broker, trustee or other nominee, you may also be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such nominee.

Voting by Mail:    If you are a holder of record of Shares and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Office of the Secretary prior to the Annual Meeting in order for your Shares to be voted. If you hold Shares beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or nominee and mail it in the accompanying pre-addressed envelope within the specified time period.

Voting by Telephone or Internet:    If you are a holder of record of Shares, you can choose to vote by telephone or by Internet. You can vote by telephone by calling the toll-free telephone number on your proxy card. The website for Internet voting is listed on the proxy card. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 12, 2009.

Voting in person at the Annual Meeting:    If you are a record holder of Shares, you may attend and vote in person at the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a proxy, executed in your favor, from such nominee to be able to vote in person at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions by mail as described above so that your vote will be counted if you later decide not to attend the meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.

How does the Board recommend I vote on the proposals?

The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the election of William C. Cobb, Jeffrey R. Leeds and David Windreich as Class II directors to serve for a three year term (see Proposal No. 1).

•	“FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent registered public accounting firm for 2009 (see Proposal No. 2).

How will my Shares be voted if I do not indicate a vote on my proxy card?

Your Shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your Shares will be voted “FOR” the election of William C. Cobb, Jeffrey R. Leeds and David Windreich as Class II directors and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009. Your Shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.

What vote is required to approve each proposal?

For Proposal No. 1, election of William C. Cobb, Jeffrey R. Leeds and David Windreich as Class II directors, each Shareholder is entitled to vote “FOR” three nominees for Class II director. Directors are elected by a plurality of the votes cast at any duly convened meeting at which a quorum is present. Thus, the three nominees with the greatest number of votes will be elected. Withheld votes and broker non-votes will have no effect on the election of Class II directors.

For Proposal No. 2, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, the affirmative vote of a majority of the votes cast will be required for approval. A majority of the votes cast means that the number of votes cast “for” must exceed the number of votes cast “against.” Abstentions have the effect of a negative vote. Broker non-votes will not affect the outcome of the vote.

A “broker non-vote” would occur only if a broker, trustee or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such Shares. With respect to both of the known items of business to be acted upon at the Annual Meeting, we believe that the broker, trustee or other nominee will have the discretionary authority to vote on behalf of beneficial owners. Accordingly, broker non-votes should not occur at the Annual Meeting.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record, regardless of the way in which you submitted your original proxy, you may change it by:

•	returning a later-dated signed proxy card;

•	delivering a written notice of revocation to us prior to the Annual Meeting at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary; or

•	attending the Annual Meeting and properly voting in person.

If your Shares are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote—Voting in person at the Annual Meeting.”

Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your Shares on any additional matters properly presented for a vote at the meeting. If, for any reason, any of our nominees for Class II director is not available as a candidate for director, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors, or the size of the Board of Directors will be reduced.

Who will count the vote?

Representatives of American Stock Transfer & Trust Company LLC, our independent share transfer agent, will count the votes and act as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold Shares in their names furnish our proxy materials to the beneficial owners of the Shares, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines as a framework for the governance of the Company. Our Corporate Governance Guidelines work together with our Operating Agreement and the Class B shareholders agreement executed in connection with our initial public offering (the “Class B Shareholders Agreement”), both of which contain certain processes and procedures relating to our corporate governance. Our Corporate Governance Guidelines describe additional processes and procedures that are intended to meet the listing standards of the NYSE and also provide reasonable assurance that our Board of Directors acts in the best interests of the Company and its Shareholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, meetings and procedures and compensation, as well as issues relating to the committees of the Board, such as structure, function, charters, membership and responsibilities. The full text of our Corporate Governance Guidelines can be found in the Corporate Governance section of our public website (www.ozcap.com). A copy also may be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

Director Independence

Under our Corporate Governance Guidelines, a majority of the directors serving on our Board must qualify as independent directors and the Audit Committee, Nominating, Corporate Governance and Conflicts Committee and Compensation Committee must consist solely of independent directors. As described in the Corporate Governance Guidelines, our Board annually makes an affirmative determination regarding the independence of each director. An “independent” director is a director who meets both the NYSE’s definition of independence, as well as the Board’s independence standards, which are set forth in our Corporate Governance Guidelines and attached as Exhibit A to this proxy statement (the “Director Independence Standards”), in each case as determined by the Board in its business judgment. Our Board undertook its annual review of director independence in April 2009, and in the process reviewed the independence of each director, including the director nominees. In determining independence, our Board reviews, among other things, whether directors have any material relationship with us. An independent director must not have any material relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined that Messrs. Allan S. Bufferd, William C. Cobb, Jerome P. Kenney and Jeffrey R. Leeds are each independent. Messrs. Daniel Och, Joel Frank and David Windreich are members of management and therefore are not independent.

Because our partners control more than 50% of our voting power, we are eligible for the “controlled company” exemption from the NYSE requirements that our Board of Directors consist of a majority of independent directors and that our Compensation Committee and Nominating, Corporate Governance and Conflicts Committee consist solely of independent directors. Although we do not currently intend to utilize the NYSE’s controlled company exception, we may in the future decide to do so.

Director Attendance at the Annual Meeting of Shareholders and Board and Committee Meetings

Pursuant to our Corporate Governance Guidelines, all of our directors are expected to prepare for, attend and actively participate in all meetings of the Board of Directors, including each annual meeting of our Shareholders, and all meetings of any committee of the Board of which they are a member (see “Committees of the Board” below). All of our directors at the time of our 2008 Annual Meeting, attended such meeting in person. During the year ended December 31, 2008, the Board of Directors held nine meetings, the Audit Committee held 12 meetings, the Nominating Corporate Governance and Conflicts Committee held eight meetings and the Compensation Committee held five meetings. During 2008, each incumbent member of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which he served during the period for which he was a director or committee member.

Executive Sessions of Independent Directors

Pursuant to our Corporate Governance Guidelines, the independent directors meet in executive sessions without management present at least once every quarter. At each executive session, the independent directors select the director that presides over that executive session.

Committees of the Board

The Board has three standing committees the Audit, Nominating, Corporate Governance and Conflicts, and Compensation Committees. Our Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of March 31, 2009:

Director	Board	Audit Committee	Nominating, Corporate Governance and Conflicts Committee	Compensation Committee

Allan S. Bufferd	X	X		Chair

William C. Cobb	X	X	X	X

Jerome P. Kenney	X		Chair	X

Jeffrey R. Leeds	X	Chair	X

Daniel Och	Chair

Joel Frank	X

David Windreich	X

Audit Committee

The primary responsibilities of the Audit Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s independent registered public accounting firm and our internal audit department. Among its specific duties and responsibilities, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•

considers and monitors the independence of the independent registered public accounting firm, by obtaining and reviewing a report by the independent registered public accounting firm describing any relationships that may affect the independence of the independent registered public accounting firm and obtaining a description of each category of services provided by the independent registered public accounting firm to the Company together with a list of fees billed for each category;

•

reviews and discusses our earnings press releases as well as our financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including any significant financial items and accounting policies or changes relating to such items or policies, with our senior management and independent registered public accounting firm receives reports from our management and internal audit department as well as the independent registered public accounting firm regarding, and reviews and discusses the adequacy and effectiveness of, our financial reporting process, and internal controls, including internal control over financial reporting and disclosure controls and procedures;

•	reviews and discusses the scope and results of our internal audit program and our practices with respect to risk assessment and risk management;

•	reviews significant tax, legal and regulatory matters; and

•

establishes and oversees procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee Charter, which is available on the Corporate Governance section of our website (www.ozcap.com). Copies of the Charter may also be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

The current members of the Audit Committee are Messrs. Leeds, Bufferd and Cobb. Mr. Leeds currently serves as Chair. The Board has determined that each of Mr. Leeds and Mr. Bufferd is an “Audit Committee Financial Expert” for purposes of the rules of the United States Securities and Exchange Commission (the “SEC”), as he possesses accounting and related financial management expertise. The Board also has determined in its business judgment that each member of the Audit Committee is financially literate, as required by the NYSE. All members of our Audit Committee are independent directors, within the meaning of the Director Independence Standards included in Company’s Corporate Governance Guidelines, the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Our Corporate Governance Guidelines and Audit Committee Charter restrict Audit Committee members from simultaneously serving on the audit committees of more than two other public companies without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on our Audit Committee. Currently, none of the members of the Audit Committee sits on the audit committees of more than two other public companies.

Nominating, Corporate Governance and Conflicts Committee

The primary responsibilities of the Nominating, Corporate Governance and Conflicts Committee are to identify individuals qualified to become members of our Board, in addition to those identified by the Class B Shareholder Committee, recommend to the Board director candidates for election at the annual meetings of Shareholders, develop and recommend to our Board a set of corporate governance guidelines and oversee the evaluation of the Board and its committees. Among its specific duties and responsibilities, the Nominating, Corporate Governance and Conflicts Committee:

•	establishes processes and procedures for the selection and nomination of directors, subject to the rights of the Class B Shareholder Committee;

•	periodically reviews the size and composition of the Board and its committees and recommends any appropriate changes to the Board;

•	recommends to the Board candidates for election or reelection to the Board at each annual Shareholders’ meeting, subject to the rights of the Class B Shareholder Committee;

•

develops and recommends to the Board a set of Corporate Governance Guidelines, which it reviews at least annually to assess whether they are appropriate for the Company and comply with the requirements of the NYSE and other relevant requirements, and recommends changes as appropriate to these Guidelines; and

•

establishes and oversees policies and procedures governing related person transactions, periodically reviews and updates as appropriate these policies and procedures and reviews and approves or ratifies any related person transactions, other than related person transactions that are pre-approved pursuant to our related person transaction policy.

The Nominating, Corporate Governance and Conflicts Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Committee’s duties and responsibilities, please refer to the Nominating, Corporate Governance and Conflicts Committee Charter, which is available on the Corporate

Governance section of our website (www.ozcap.com). Copies of the Charter may also be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

The current members of the Nominating, Corporate Governance and Conflicts Committee are Messrs. Kenney, Cobb and Leeds, each of whom is an independent director within the meaning of the Director Independence Standards included in Company’s Corporate Governance Guidelines and the NYSE listing standards.

Compensation Committee

The primary responsibilities of the Compensation Committee are to assist the Board in matters relating to the compensation of our executive officers, employees and directors. Among its specific duties, the Compensation Committee:

•

oversees and makes recommendations regarding our overall compensation structure, policies and practices, and assesses whether our compensation structure establishes appropriate incentives for our partners, management and employees;

•

oversees the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan and any other equity-based incentive compensation plans and other compensation and employee benefit plans;

•	reviews and discusses with management our Compensation Discussion and Analysis and related disclosures included in our annual proxy statement;

•	monitors compliance by the independent directors with the Company’s Class A Share ownership requirements; and

•	reviews the compensation of directors for service on our Board and our committees and recommends changes in compensation to our Board.

The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which is available on the Corporate Governance section of our website (www.ozcap.com). Copies of the Charter may also be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

All members of the Compensation Committee are independent directors within the meaning of the Director Independence Standards included in Company’s Corporate Governance Guidelines and the NYSE listing standards and are also “non-employee” directors as defined by Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(1) of the Internal Revenue Code of 1986.

Compensation Committee Interlocks and Insider Participation

Prior to our November 2007 initial public offering, Mr. Och made all decisions regarding executive officer compensation, including compensation decisions during 2007. Following our initial public offering, our Compensation Committee makes compensation decisions. Through September 2008, Mr. Frank served on our Compensation Committee as permitted under the NYSE’s transition rules for newly-public companies. He is our Chief Financial Officer and also an Executive Managing Director.

Selection of Director Nominees

Under the terms of the shareholders’ agreement that the Company and our founding partners, in their capacity as holders of our Class B Shares, executed at the time of our initial public offering, (the “Class B Shareholders’ Agreement”), the Class B Shareholder Committee is entitled to designate five nominees (out of seven total, unless such Committee approves an increase in the size of our Board) for election to our Board of Directors so long as our partners and their permitted transferees beneficially own Shares representing more than 50% of the total combined voting power of all our outstanding Shares. Currently, the sole member of the Class B Shareholder Committee is Mr. Och. For so long as our partners and their permitted transferees own Shares representing more than 10% and less than or equal to 50% of the total combined voting power of all our outstanding Shares, the Class B Shareholder Committee will be entitled to designate between one and three nominees for election to our Board of Directors, depending upon such ownership. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders’ Agreement.”

With respect to other positions on the Board, the Nominating, Corporate Governance and Conflicts Committee makes a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee. The Nominating, Corporate Governance and Conflicts Committee will consider candidates for Board membership suggested by the Class B Shareholder Committee, as with Mr. Leeds, and other members of the Board, as well as by management and Shareholders. From time to time, management and the Nominating, Corporate Governance and Conflicts Committee may retain the services of one or more third-party search firms to assist in identifying and evaluating potential candidates for Board membership, as the Nominating, Corporate Governance and Conflicts Committee did in connection with the identification of Mr. Cobb. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy for consideration of director candidates recommended by our Shareholders, as our Corporate Governance Guidelines provide that such candidates will be evaluated using the same criteria as candidates recommended by members of our Board or management. Shareholders may recommend any person for consideration as a director nominee by writing to the Nominating, Corporate Governance and Conflicts Committee at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, NY 10019, Attention: Office of the Secretary. Recommendations must include the name and address of the Shareholder making the recommendation, a representation that the Shareholder is a holder of our Shares, the full name of and biographical information about the individual recommended, including the individual’s business experience for at least the five previous years and qualifications as a director, and any other information the Shareholder believes would be helpful to the Nominating, Corporate Governance and Conflicts Committee in evaluating the individual recommended.

Once a director candidate is identified, the Nominating, Corporate Governance and Conflicts Committee evaluates the candidate by considering any and all criteria that it deems to be relevant. Although there are no specific minimum qualifications, the criteria evaluated by the Nominating, Corporate Governance and Conflicts Committee may include, among others, business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts of interests. The Nominating, Corporate Governance and Conflicts Committee considers these criteria in the context of the perceived needs of the Board as a whole at any given time.

In evaluating whether to nominate an incumbent director whose term of office is about to expire, and subject to the rights of the Class B Shareholder Committee, the Nominating, Corporate Governance and Conflicts Committee also reviews the director’s overall service to the Company during his term, including the number of meetings attended, participations in and contributions to the deliberation of the Board and its committees, independence matters, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Committee, such director recuses himself from that portion of the meeting. Based on this process, the Nominating, Corporate Governance and Conflicts Committee recommended that the Board of Directors nominate each of Messrs. Cobb, Leeds and Windreich for election as Class II directors at the 2009 Annual Meeting of Shareholders.

Communications with the Board

Any interested party who wishes to communicate directly with the Board as a group or any individual member of the Board should write to The Board of Directors, c/o Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary, 9 West 57th Street, New York, New York 10019. Any interested party who wishes to communicate directly with the independent directors as a group or to any individual independent member of our Board should do so in writing addressed to Independent Directors, c/o Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary, 9 West 57th Street, New York, New York 10019.

Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, the independent directors or individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam”, advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon their request.

Code of Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, officers and partners, including our Chief Executive Officer and our Chief Financial Officer, and to all members of the Board. The Code of Conduct works in conjunction with the Code of Ethics and certain other policies and procedures implemented by the entities within the Och-Ziff Operating Group. The Code of Conduct requires avoidance of conflicts of interest, compliance with all applicable laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Everyone subject to the Code of Conduct is required to report any suspected violation of the Code of Conduct or of any law, rule or regulation or internal corporate policy or any other unethical behavior. A copy of our Code of Conduct is available on our website (www.ozcap.com), and may also be obtained upon written request to Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary, 9 West 57th Street, New York, New York 10019.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place and our Audit Committee is responsible for overseeing them.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

General

Our Board currently consists of seven members. Our Board may consist of such other number of directors as may from time to time be determined by a majority of our Board to be appropriate in accordance with the terms of our Operating Agreement and the Class B Shareholders’ Agreement. Pursuant to the Operating Agreement, our Board is divided into three classes of approximately equal size. Each class of directors is elected for a three-year term, and the election of the classes is staggered such that only one class of directors is elected each year.

Directors Standing for Election

Three of our directors are standing for election: William C. Cobb, Jeffrey R. Leeds and David Windreich. Each of these nominees currently serves on the Board as a Class II director, and each has consented to serve for an additional three-year term ending at the 2012 annual meeting of Shareholders and when his successor is duly elected or appointed and qualified.

We do not know of any reason why any of the nominees would be unable to serve as a Class II director. However, if any of the nominees should become unavailable to serve, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

The Board of Directors unanimously recommends that Shareholders vote

“FOR” the election of Messrs. Cobb, Leeds and Windreich as Class II directors.

Director Nominees

The following table sets forth biographical information as of March 31, 2009 with respect to each nominee for director:

Name	Director Class	Expiration of Term	Age	Position
William C. Cobb	II	2009	52	Independent Director

Jeffrey R. Leeds	II	2009	63	Independent Director

David Windreich	II	2009	51	Executive Managing Director and Director

William C. Cobb, 52, joined our Board in September 2008. Mr. Cobb retired from eBay, Inc. He most recently served as President of eBay Marketplaces of North America for four years and before then held several senior management positions at eBay, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to his tenure at eBay, Mr. Cobb held several senior marketing positions during 13 years at PepsiCo, Inc., and Tricon Global Restaurants, Inc. (spun-off from PepsiCo, Inc. in 1997 and now known as YUM! Brands, Inc.), including Chief Marketing Officer for Pizza Hut, International Chief Marketing Officer of Tricon, and Vice President of Pepsi Brands. Mr. Cobb currently serves as the director of Orbitz Worldwide, Inc., where he is a member of the Audit and Compensation Committees. Mr. Cobb is also a director of Pacific Sunwear of California Inc., where he is a member of the Compensation and Nominating/Governance Committees. Mr. Cobb holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Jeffrey R. Leeds, 63, joined our Board in February 2008. Mr. Leeds previously served as Executive Vice President and Chief Financial Officer of GreenPoint Financial Corporation until October 2004. Mr. Leeds joined GreenPoint Financial Corporation in 1995 as senior vice president and treasurer and was promoted in 1999 to Executive Vice President. Before then, Mr. Leeds was with Chemical Banking Corporation, from 1981 to 1995, where he assumed a number of responsibilities, including as a managing director in charge of asset and liability management. Prior to then, Mr. Leeds was with the Chicago Board of Options Exchange and with First National Bank of Chicago. Mr. Leeds currently serves as a director of United Western Bancorp and of Brookdale Senior Living Inc., where he is a member and Chairman, respectively, of such companies’ audit committees. He holds a B.A. in Economics from the University of Michigan and a Masters in Philosophy and an M.B.A. from Columbia University.

David Windreich, 51, joined our Board in November 2007 in connection with our initial public offering. Mr. Windreich is the head of U.S. Investing for Och-Ziff, an Executive Managing Director and is also an executive managing director at each Och-Ziff Operating Group entity. Prior to joining Och-Ziff at its inception in 1994, Mr. Windreich was a Vice President in the Equity Derivatives Department at Goldman, Sachs & Co. Mr. Windreich became a Vice President at Goldman, Sachs & Co. in 1988 and began his career there in 1983. Mr. Windreich holds both a B.A. in Economics and an M.B.A. in Finance from the University of California, Los Angeles.

Directors Continuing in Office

The following table sets forth biographical information as of March 31, 2009 with respect to each director continuing in office beyond the Annual Meeting:

Name	Director Class	Expiration of Term	Age	Position
Daniel Och	III	2010	48	Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

Joel Frank	I	2011	53	Chief Financial Officer, Executive Managing Director and Director

Allan S. Bufferd	I	2011	71	Independent Director

Jerome P. Kenney	III	2010	67	Independent Director

Daniel Och, 48, joined our Board in November 2007 in connection with our initial public offering. Mr. Och is our founder, Chief Executive Officer, an Executive Managing Director and Chairman of our Board. He is also our Chief Executive Officer and an executive managing director of each Och-Ziff Operating Group entity. Prior to founding Och-Ziff in 1994, Mr. Och spent 11 years at Goldman, Sachs & Co., where he was a Vice President. Mr. Och began his career at Goldman, Sachs & Co. in the Risk Arbitrage Department and was later Head of Proprietary Trading in the Equities Division and Co-Head of U.S. Equities Trading. Mr. Och has a B.S. in Finance from the Wharton School of the University of Pennsylvania.

Joel Frank, 53, joined our Board in November 2007 in connection with our initial public offering. Mr. Frank is also our Chief Financial Officer and an Executive Managing Director. Mr. Frank is also the Chief Financial Officer and an executive managing director of each Och-Ziff Operating Group entity. Prior to joining Och-Ziff at its inception in 1994, Mr. Frank spent six years at Rho Management Company, Inc. as its Chief Financial Officer. Mr. Frank was previously with Manufacturers Hanover Investment Corporation from 1983 to 1988 as Vice President and Chief Financial Officer, and was with Manufacturers Hanover Trust from 1977 to 1983. Mr. Frank holds a B.B.A. in Accounting from Hofstra University and an M.B.A. in Finance from Fordham University. Mr. Frank is a C.P.A. certified in the State of New York.

Allan S. Bufferd, 71, joined our Board in November 2007 in connection with our initial public offering. Mr. Bufferd has been Treasurer Emeritus of the Massachusetts Institute of Technology (“MIT”) since his retirement in May 2006 as MIT’s Treasurer and Chief Investment Officer. Prior to his retirement, Mr. Bufferd served as the first president of the MIT Investment Management Company since July 2004. Mr. Bufferd holds S.B., S.M. and Sc.D. degrees in Materials Engineering from MIT and a J.D. from Suffolk University. Mr. Bufferd is a director of City of London Investment Management Group, and RAM Holdings Ltd., where he is a member of the Nominating and Corporate Governance Committee and Risk Committee. Mr. Bufferd also serves on the advisory boards of various private investment funds and as a director or trustee of various non-profit organizations.

Jerome P. Kenney, 67, joined the Board in November 2007 in connection with our initial public offering. Mr. Kenney serves as a senior advisor to BlackRock Financial Management. Mr. Kenney was a Vice-Chairman and member of the Executive Client Coverage Group of Merrill Lynch & Co., Inc., positions he held from February 2002 to August 2008. From 1990 to 2002, Mr. Kenney served as the head of Corporate Strategy, Business Development and Research, and oversaw Corporate Credit, Marketing and Government Relations at Merrill Lynch. From 1985 to 1991, he served as President and Chief Executive Officer of the Merrill Lynch Capital Markets Group and as a member of the Board of Directors of Merrill Lynch. Mr. Kenney holds a B.A. in Economics from Yale University and an M.B.A. in Finance from Northwestern University’s Kellogg School of Management.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2009. In connection with this appointment, Ernst & Young LLP will examine and report to Shareholders on the consolidated and combined financial statements of the Company and its subsidiaries for 2009. Ernst & Young LLP is an independent registered public accounting firm, and has served as our independent registered public accounting firm since our formation in 2007 and currently serves and in prior years has served as the independent registered public accounting firm for the Och-Ziff Operating Group and its consolidated subsidiaries.

Although not required, the Board has put this proposal before the Shareholders because it believes that seeking Shareholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the Shareholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from Shareholders. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends that Shareholders vote

“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees for professional services provided to Och-Ziff by Ernst & Young LLP for the years ended December 31, 2007(1) and December 31, 2008:

	2007		2008
Fee Category	Och-Ziff Capital Management Group LLC	Reorganization and IPO	Och-Ziff Capital Management Group LLC
Audit Fees(2)	$2,343,000	$5,531,080	$3,270,000
Audit-Related Fees(3)	—	$1,382,770	$79,000
Tax Fees(4)	$2,150,000	$2,355,125	$4,417,500
All Other Fees(5)	—	—	—
Total Fees(6)	$4,493,000	$9,268,975	$7,766,500

(1)	In November 2007, we completed a series of transactions, including a reorganization of the entities under the common control of Mr. Och, whereby the control of the Och-Ziff Operating Group and our real estate business was transferred to us (this, along with certain other related transactions, we refer to as the “Reorganization”). Immediately following our Reorganization, we completed our initial public offering. This table includes fees in 2007 for professional services rendered by Ernst & Young LLP, including those in connection with the Reorganization and our initial public offering as indicated in the column entitled “Reorganization and IPO.”

(2)

Audit Fees. Consist, for both 2007 and 2008, of fees for professional services provided in connection with the annual audit of our consolidated and combined financial statements and, for 2008, the annual audit of internal control over financial reporting, and, in each year, the services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements, such as attest services, consents, and reviews of documents filed with or submitted to the SEC. The audit fees in the “Reorganization and IPO” column reflect the aggregate fees for the audit of the financial statements for the years ended December 31, 2006, 2005 and 2004 for the Och-Ziff Operating Group and its subsidiaries that was required in connection with our initial public offering.

(3)	Audit-Related Fees. Consist of fees for services rendered in connection with our initial public offering that are reasonably related to the performance of the audit or review of the financial statements of the Och-Ziff Operating Group and its subsidiaries, including fees for the audits of our employee benefit plans; due diligence activities related to investments and transactions; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

(4)	Tax Fees. Consist of the aggregate fees billed for tax compliance, which generally involves assistance in preparing, reviewing or filing various tax related filings in the U.S. and in foreign jurisdictions, tax advice and tax planning, including tax fees associated with our initial public offering and Reorganization.

(5)	All Other Fees. For each of 2007 and 2008, Ernst & Young LLP did not bill any fees for services except as already described above.

(6)	Total Fees. Ernst & Young LLP also provides audit and tax compliance services to the funds we manage (the “Och-Ziff funds”). During 2007, fees for these services were approximately $3.1 million for audit fees and $1.8 million for tax compliance services. During 2008, fees for these services were approximately $4.5 million for audit fees and $2.2 million for tax compliance services. The fees for these services are provided to and paid by the Och-Ziff funds, and therefore are not included in this table.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP during the fiscal year ended December 31, 2008 were compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has adopted a policy implementing the SEC’s rules requiring it to pre-approve all audit services, audit-related and all permissible non-audit services performed by our independent registered public accounting firm. These pre-approval requirements are intended to comply with rules of the SEC and Public Company Accounting Oversight Board, which are applicable to all public companies, and to help assure that the provision of services does not impair our independent registered public accounting firm’s independence from Och-Ziff. The policy specifically sets forth services that are pre-approved as well as services that are prohibited. Any request to provide a service that has been pre-approved by the Audit Committee is submitted to the Chief Executive Officer or the Chief Financial Officer for authorization. If there is any question as to whether a service has been pre-approved, the Audit Committee or the Chair of the Audit Committee is consulted for a determination. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

For services not specifically pre-approved pursuant to the policy, a written request will be submitted in advance to the Audit Committee by management along with documentation describing the scope of the proposed service, the fee structure for the service and any other relevant information. Prior to approving any service, the Audit Committee must discuss with the independent registered public accounting firm the potential effects of the proposed services on the independent registered public accounting firm’s independence and seek management’s views on whether the requested services are consistent with the policy as well as applicable law.

Our Audit Committee has delegated to Mr. Leeds, Chairman of our Audit Committee, the authority to approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Audit Committee Report

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States, or GAAP, and the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements prepared for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2008 and our internal control over financial reporting with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding communications with the audit committee concerning independence that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Ernst & Young LLP its independence from management and the Company.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Submitted by the members of the Audit Committee:

Jeffrey R. Leeds, Chair

Allan S. Bufferd

William C. Cobb

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our Class A Shares, Class B Shares and the Och-Ziff Operating Group A Units, which at any time and from time to time (subject to vesting, minimum retained ownership requirements and transfer restrictions) are exchangeable for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent). The information is presented as of March 31, 2009 with respect to (1) each person known to us to beneficially own more than 5% of either class of our outstanding Shares, (2) each of our directors, including nominees for director, (3) each of the Named Executive Officers (as set forth below), and (4) all directors, including our director nominees, and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws (or other beneficial ownership shared with a spouse). Unless otherwise indicated, the address of each person named in the table is c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

	Och-Ziff Operating Group			Och-Ziff Capital Management Group LLC
	Och-Ziff Operating Group A Units(1)			Class A Shares(1)			Class B Shares(1)(2)			Total Voting Power(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers:
Daniel Och	152,884,534	(4)	49.1%	1,606,600	(5)	2.1%(5)	279,989,571	(6)	100%(6)	79.0%(7)
David Windreich(8)	35,371,701		11.4%	—		—	—		—	—
Joel Frank(9)	6,774,169		2.2%	—		—	—		—	—
Michael Cohen(10)	21,162,582		6.8%	—		—	—		—	—
Zoltan Varga(11)	12,761,831		4.1%	—		—	—		—	—

Principal Shareholders:
DIC Sahir Limited	—		—	38,138,571	(12)	49.9%	—		—	10.7%
Morgan Stanley	—		—	10,499,785	(13)	13.8%	—		—	3.0%

Directors and Nominees for Director:
Allan S. Bufferd	—		—	3,347		*	—		—	*
William C. Cobb	—		—	—		—	—		—	—
Jerome P. Kenney	—		—	3,347		*	—		—	*
Jeffrey Leeds	—		—	3,174		*	—		—	*
All Directors and Executive Officers as a group (10 persons)	238,689,415		76.7%	1,606,600	(5)	2.1%(5)	279,989,571	(6)	100(6)	79.0%

*	Less than 1%.

(1)

In connection with our initial public offering, our founding owners entered into an exchange agreement with Och-Ziff, our intermediate holding companies and each of the Och-Ziff Operating Group entities (the “Exchange Agreement”). Under the Exchange Agreement, our founding owners are entitled to exchange their Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Each partner holds a number of Class B Shares equal to the number of Och-Ziff Operating Group A Units held by such partner. See Note (2) below. Upon any such exchange, a partner’s corresponding Class B Shares will be automatically cancelled and, as a result, there will be no effect on the voting power of the exchanging founding owner or number of voting Shares outstanding, other than with respect to exchanges by the Ziffs (the Ziffs do not hold any Class B Shares and assuming the exchange by the Ziffs of all of their Och-Ziff Operating Group A Units, 31,109,953 Class A Shares would be issued to the Ziffs). Exchanges of vested Och-Ziff Operating Group A

Units for our Class A Shares generally may be made as and when approved by the Chairman, currently Mr. Och, of an exchange committee comprised of the members of the Partner Management Committee (which Partner Management Committee is provided for by the limited partnership agreements for each of the Och Ziff Operating Group entities). For additional detail with respect to the rights of our founding owners to exchange their Och-Ziff Operating Group A Units, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Exchange Agreement.”

(2)	The Class B Shares entitle the holders to one vote per share, but have no economic rights. Each partner holds a number of Class B Shares equal to the number of Och-Ziff Operating Group A Units held by such partner. Our partners hold all of our Class B Shares and have granted to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, an irrevocable proxy to vote all of their Class B Shares as such Committee shall determine. This proxy will terminate upon the later of (1) Mr. Och’s withdrawal, death or disability or (2) such time as our partners hold less than 40% of the total combined voting power of our Company. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholder Committee; Proxy and Approval Rights.”

(3)	Based on 356,362,963 Shares (76,373,392 Class A Shares and 279,989,571 Class B Shares) issued and outstanding as of March 31, 2009.

(4)	This amount includes beneficial ownership interests held by Mr. Och and six Grantor Retained Annuity Trusts that are for the benefit of Mr. Och and members of the Och family. These trusts hold approximately 61% of Mr. Och’s aggregate beneficial ownership of OZ Management and OZ Advisors II and approximately 51% of his aggregate beneficial ownership of OZ Advisors I. Mr. Och and these trusts collectively beneficially own proportionate interests in each of the Och-Ziff Operating Group entities, but such interests are held disproportionately by Mr. Och and each of the individual trusts. Disproportionate interests in the Och-Ziff Operating group entities may only be exchanged for Class A Shares if and when they are combined to form Och-Ziff Operating Group A Units. All amounts reflected in the table above assume all of such disproportionate interests are combined to form Och-Ziff Operating Group A Units.

(5)	Pursuant to the terms of a Securities Purchase and Investment Agreement, by and among the Company, DIC Sahir and DIC, dated as of October 29, 2007 (the “Securities Purchase Agreement”), Mr. Och may be deemed to possess dispositive power with respect to 38,138,571 Class A Shares held by DIC Sahir due to certain drag-along rights in the Securities Purchase Agreement. Mr. Och disclaims beneficial ownership of such Class A Shares held by DIC Sahir.

(6)	Mr. Och has direct beneficial ownership of 152,884,534 Class B Shares and, as the sole member of the Class B Shareholder Committee, has beneficial ownership of the 127,105,037 Class B Shares held by the other partners that are subject to the irrevocable voting proxy described in Note (2) above.

(7)	The total voting power percentage reflects all Class B Shares subject to the irrevocable voting proxy described in Note (2) above and in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholder Committee; Proxy and Approval Rights.” The total voting power percentage does not include any of the Class A Shares held by DIC Sahir with respect to which Mr. Och disclaims beneficial ownership as described in Note (5) above.

(8)	Mr. Windreich’s beneficial ownership includes 5,000,000 Och-Ziff Operating Group A Units beneficially owned by each of the David Windreich GRAT III and the David Windreich GRAT IV. Each of the trusts referenced is for the benefit of Mr. Windreich and members of the Windreich family. Mr. Windreich also holds 35,371,701 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(9)	Mr. Frank’s beneficial ownership includes 1,003,296 Och-Ziff Operating Group A Units beneficially owned by the Joel M. Frank 2007 Annuity Trust, for the benefit of Mr. Frank and members of the Frank family, and 568,472 Och-Ziff Operating Group A Units beneficially owned by the Joel M. Frank 2008 Annuity Trust. Mr. Frank holds 6,774,169 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(10)	Mr. Cohen’s beneficial ownership includes 3,446,983 Och-Ziff Operating Group A Units beneficially owned by each of the Michael Cohen GRAT I and the Michael Cohen GRAT II. Each of the trusts referenced is for the benefit of members of the Cohen family. Mr. Cohen also holds 21,162,582 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(11)	Mr. Varga also holds 12,761,831 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(12)	Information based solely on information received from the beneficial owners on March 31, 2009. DIC Sahir, DIC, Dubai Holding Investment Group LLC (“DHIG”), Dubai Holding LLC (“Dubai Holding”) and Mohammad Abdullah Ali Al Gergawi have shared dispositive power over these shares. DIC Sahir is a wholly-owned subsidiary of DIC. DIC is a wholly-owned subsidiary of Dubai Holding, which is majority-owned by certain members of the Ruling Family of Dubai in their private capacity. The address for DIC Sahir and DIC is c/o Dubai International Capital LLC, The Gate, East Wing 13th Floor, DIFC, Sheikh Zayed Road, Dubai, United Arab Emirates. The address for DHIG, Dubai Holding and Mr. Gergawi is c/o Dubai Holding LLC, Emirates Towers, Offices, Level 49, P.O. Box 73311, Dubai, United Arab Emirates.

(13)	Information based solely on a Schedule 13G reporting beneficial ownership as of December 31, 2008. Morgan Stanley has sole voting power over 5,545,848 Class A Shares, shared voting power over 9,915 Class A Shares and sole dispositive power over 5,555,763 Class A Shares. Morgan Stanley Capital Services Inc. has sole voting and dispositive power over 4,953,937 Class A Shares. The address for Morgan Stanley and Morgan Stanley Capital Services Inc. is 1585 Broadway, New York, New York 10036.

Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either alone or shared with others, the power to vote or dispose of such securities. The rules also treat as beneficially owned all securities that would be receivable upon the conversion or vesting of derivative securities within 60 days as of the determination date. None of our executive officers or directors has received any equity grants that will vest in the 60 days after March 31, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of our Class A Shares, to file with the SEC reports of ownership and changes in ownership of Class A Shares. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to us, together with written representations from our officers and directors that no other reports were required to be filed during 2008, we believe that during the year ending December 31, 2008, our executive officers, directors and greater than 10% Shareholders filed on a timely basis all reports due under Section 16(a), with the following exception: At that time of his election to our Board in February 2008, Mr. Leeds was unaware that a discretionary account managed by a third-party independent investment manager for Mr. Leeds’ benefit held an amount of our Class A Shares and that two transactions in our Class A Shares, none of which exceeded 103 shares, had occurred in the discretionary account in February and April 2008. Promptly after being informed of the information, Mr. Leeds amended his Form 3 to report his holdings at the time of his appointment to our Board and filed a Form 4 to report the two transactions.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following disclosures in this proxy statement under the caption “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the members of the Compensation Committee:

Allan S. Bufferd, Chair

William C. Cobb

Jerome P. Kenney

Compensation Discussion and Analysis

Highlights of 2008 Compensation

The compensation paid to our partners, including each of our Named Executive Officers, in 2008 was consistent with our long-term compensation philosophy of providing them only with income payments based on their interests in our business. In 2008:

•

Our Chief Executive Officer, Mr. Och, and Chief Financial Officer, Mr. Frank, did not receive any salary, bonus, cash compensation or other discretionary compensation except for perquisites having a value of $95,705 for Mr. Och and $72,595 for Mr. Frank.

•

None of our three other Named Executive Officers received any salary, bonus, cash compensation or other discretionary compensation except as follows: they received perquisites having a combined value of $131,963 and Mr. Varga received a cash salary of $200,000 pursuant to his employment agreement with us.

•

We did not grant any equity awards to any of our partners, including each of our Named Executive Officers. In December 2008, however, one of our founding partners departed the firm and his unvested Och-Ziff Operating Group A Units were reallocated on a pro-rata basis to our other partners consistent with the terms of our Operating Agreement and other relevant agreements entered into in connection with our initial public offering.

•	We did not make any distributions to any of our partners, including each of our Named Executive Officers, on their Class C non-equity interests in the Och-Ziff Operating Group.

Background

Prior to the completion of our November 2007 initial public offering, all material elements of the income payments to our partners were determined by Mr. Och. In general, our fundamental objective in setting income payments to our partners was to align their interests with those of the investors in our funds by entering into agreements with them providing for the payment of discretionary distributions in respect of their interests in the Och-Ziff Operating Group, and offering our partners the opportunity to invest in our funds through the use of their own capital. Historically, our partners, including each of our Named Executive Officers, have not received any minimum annual distributions or individual performance-based amounts.

As a result of the Reorganization completed in connection with our initial public offering, we continued this objective by reclassifying each partner’s interests in the Och-Ziff Operating Group as Och-Ziff Operating Group A Units, which represent common equity interests in the Och-Ziff Operating Group entities. In addition, as part of the reclassification, each of our partners, including each of our Named Executive Officers, received a Class C non-equity interest in the Och-Ziff Operating Group (“Class C Non-Equity Interests”), through which the Compensation Committee together with the Chairman of the Partner Management Committee may determine to make discretionary income allocations. We have not made any distributions on the Class C Non-Equity Interests and we currently do not intend to.

Following our initial public offering, our partners, including each of our Named Executive Officers, have received and will continue to receive distributions on the Och-Ziff Operating Group A Units that they own. Distributions to our partners with respect to the Och-Ziff Operating Group A Units are made only when corresponding distributions are made to our Class A Shareholders. These payments are treated as distributions on equity rather than as compensation for financial accounting purposes and therefore are not shown in the compensation tables below. Our founding owners own 100% of the Och-Ziff Operating Group A Units, which, as of March 31, 2009, represent an 80.3% ownership interest in our business. The Och-Ziff Operating Group A Units are exchangeable for our Class A Shares on a one-for-one basis, subject to certain exchange rate adjustments for splits, unit distributions and reclassifications and generally subject to ratable annual vesting through 2012, minimum retained ownership requirements and transfer restrictions. We believe that ownership by our partners, including each of our Named Executive Officers, of substantial amounts of the common equity in our business through their interests in the Och-Ziff Operating Group affords significant alignment with our Class A shareholders.

Prior to our initial public offering, our partners were allocated income and received discretionary distributions on their interests in our business. Historically, a portion of the incentive income allocated to our partners was deferred. This deferred income and earnings thereon, which generally remain indexed to our funds, is ultimately due to our partners. This deferred balance is payable by our funds to OZ Management pursuant to deferral agreements between us and our funds. After the completion of our initial public offering, we amended the deferral arrangements and, as a result, no partner income allocations were deferred in 2007 or have been since then or will be deferred in the future. The full amount of the deferred balance will be paid to OZ Management, which amount will in turn be distributed to our partners, including each of our Named Executive Officers, and the Ziffs annually over a three-year period that commenced in January 2008.

Compensation Philosophy

We believe that our long-term philosophy of seeking to align the interests of our partners and managing directors with those of the investors in our funds has been a key contributor to the historical growth and success of our Company. Our structure following the Reorganization, resulting in our partners owning substantial amounts of the common equity in our business through the Och-Ziff Operating Group A Units, reflects the continuation of this philosophy. Furthermore, we continue to encourage our executive officers and other partners and managing directors to invest their own capital in the funds that we manage. Currently, our partners have significant interests in our funds as a result of their reinvestment of the after-tax proceeds from our initial public offering and concurrent sale of Class A Shares to DIC in our funds, primarily the OZ Global Special Investments Fund.

Since our initial public offering, we have not provided any of our partners, including each of our Named Executive Officers, with any fixed annual cash amounts or other compensation but for two exceptions: Mr. Varga receives a fixed annual salary of $200,000 pursuant to his employment agreement with us and each of our Named Executive Officers has received perquisites, specifically car service for business commuting, services relating to estate and tax planning and preparation and global on-call medical assistance, which is provided to help ensure the health and welfare of our Named Executive Officers during their extensive, global travel.

We intend to continue to design our compensation programs to attract, retain and motivate executives and other professionals of the highest level of quality and effectiveness. We are focused on rewarding the types of performance that increase long-term shareholder value, including growing revenue, retaining investors in our funds, developing new investor relationships, improving operational efficiency and managing risks. Our Compensation Committee and management regularly reevaluates our compensation programs to ensure compliance with these objectives.

Compensation Process

The Compensation Committee reviews the goals and objectives relevant to our Chief Executive Officer’s compensation, which currently is limited to certain perquisites as enumerated below, and evaluates his performance annually to determine whether to provide any compensation for such performance. In making compensation recommendations for our executive officers, including each of our Named Executive Officers, our Compensation Committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to discretionary income allocations payable on Class C Non-Equity Interests to partners who are also our executive officers. To date, we have not provided any performance-based compensation to any Named Executive Officer or made any distributions to any other Named Executive Officer on the Class C non-equity interests they have in the Och-Ziff Operating Group.

Employment Agreements, Severance Benefits and Change in Control Provisions

Employment Agreements

On November 5, 2007, Och-Ziff Capital Management Hong Kong Limited (“OZ Hong Kong”) entered into an employment agreement with Zoltan Varga pursuant to which Mr. Varga serves as Head of Asian Merger Arbitrage and Event Driven Investing of OZ Hong Kong. Pursuant to the terms of the agreement, Mr. Varga receives an annual base salary of $200,000 and an annual bonus, if any, to be determined in the sole discretion of Mr. Och in his capacity as Director of OZ Hong Kong. Mr. Varga’s employment is at-will and may be terminated by Mr. Varga or OZ Hong Kong at any time, for any reason, or for no reason, with or without notice to the extent permitted by law. The agreement does not provide for any severance or change of control payments.

No other Named Executive Officer is party to an employment agreement with the Company.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

Each of our partners, including all of the Named Executive Officers, is subject to certain obligations and restrictions in the limited partnership agreements of each of the Och-Ziff Operating Group entities (the “Operating Group Limited Partnership Agreements”) with respect to not competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Following are descriptions of the material terms of such obligations and restrictions. In this section, we refer to our partners collectively as the “Covered Persons.”

Term of Service or Employment; Full-Time Commitment.    Our partners own equity interests in the Och-Ziff Operating Group through their ownership of Och-Ziff Operating Group A Units. Each Covered Person has agreed to devote substantially all of his or her business time, skill, energies and attention to his or her responsibilities at Och-Ziff in a diligent manner. Our partners receive distributions on their Och-Ziff Operating Group A Units.

Confidentiality.    Each Covered Person is required, whether during or after his service with us, to protect and only use “confidential information” in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service with us.

Non-Competition.    During the term of service of each Covered Person, and during the Restricted Period (as such term is defined below) immediately thereafter, such individual will not, directly or indirectly:

•	engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;

•	render any services to any competing business; or

•	acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).

Non-Solicitation and Non-Interference.    Generally, during the term of service of each Covered Person, and during the Restricted Period immediately thereafter, such Covered Person will not, directly or indirectly, in any manner solicit any of our partners, directors, officers or employees to terminate their relationship or service with us, or hire any such person who was employed by us or was one of our partners or directors as of the date of such Covered Person’s termination or whose service or relationship with us terminated within two years prior to or after the date of such Covered Person’s termination. Additionally, in general, each Covered Person may not solicit or encourage to cease to work with us any consultant, agent or senior adviser that the individual knows or should know is under contract with us.

In addition, generally during the term of service of each Covered Person, and during the Restricted Period immediately thereafter, such individual will not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his, her or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his, her or its relationship with us for any other reason.

Non-Disparagement.    During the term of service of each Covered Person, and at all times following the termination of the Covered Person’s employment for any reason, the Covered Person is prohibited from disparaging us in any way or making any defamatory comments regarding us.

Restricted Period.    For purposes of the foregoing covenants, the “Restricted Period” for partners means the two-year period immediately following the date of termination of the partner’s association with us for any reason.

Cause.    For purposes of such Covered Person’s agreements, “Cause” means that a Covered Person: (1) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (2) has been convicted of a felony or any offense involving moral turpitude; (3) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such Covered Person, violated any applicable regulatory requirement or a rule of a self regulatory organization; (4) has committed an act constituting gross negligence or willful misconduct; (5) has violated in any material respect any agreement with respect to us or our affiliates; (6) has become subject to any proceeding seeking to adjudicate such Covered Person bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such Covered Person under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such Covered Person or for any substantial part of the property of such Covered Person, or such Covered Person has taken any action authorizing such proceeding; or (7) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in any agreement.

Intellectual Property.    Each partner is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by his service with us.

Other Provisions.    In the case of any breach of the non-competition or non-solicitation provisions by a partner, all of such partner’s vested and unvested Och-Ziff Operating Group A Units, and any Class A Shares issued upon exchange of such Och-Ziff Operating Group A Units, will be reallocated to the other partners. In addition, in the case of any breach of the non-competition or non-solicitation provisions by a partner, the partner will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A Shares, and any distributions thereon, issued upon exchange of Och-Ziff Operating Group A Units during the two-year period prior to the date of such breach. In addition, such breaching partner will no longer be entitled to receive payments under the tax receivable agreement we executed with our founding owners in connection with our initial public offering (the “Tax Receivable Agreement”). We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion.

Summary Compensation Table

The following table provides summary information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated employees who served as executive officers at December 31, 2008 for services rendered to us during 2008, 2007 and 2006. These individuals are referred to as the “Named Executive Officers.” During 2008, none of our Named Executive Officers received any grants of equity from us, salary, bonus, cash compensation or other discretionary compensation except for perquisites noted in the “All Other Compensation” column below and Mr. Varga receives an annual salary of $200,000 pursuant to his employment agreement with us. The amounts disclosed under the “Stock Awards” column in the table below reflect the non-cash amortization expense associated with unvested Och-Ziff Operating Group A Units that were issued in connection with our initial public offering and reallocated to our partners, including our Named Executive Officers, in connection with a forfeiture of Och-Ziff Operating Group A Units by a departing partner, and do not reflect any grants of equity from us in 2008.

As part of the Reorganization that we effected prior to our November 2007 initial public offering, each of our partners, including each of our Named Executive Officers, transferred to us their interests in the Och-Ziff Operating Group and the real estate management business and in return received equity interests in our business that were reclassified as Och-Ziff Operating Group A Units (the “Reclassification”). The Och-Ziff Operating Group A Units held by our partners following our initial public offering vest annually over a five-year period on the anniversary of our initial public offering, with the first vesting date occurring on November 19, 2008. We are required, under U.S. generally accepted accounting principles, to account for the Reclassification of such units as a share-based payment under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS 123(R)”) based on the fair value of such units calculated using the initial public offering price of our Class A Shares less a 5% discount for transfer restrictions, or $30.40 per Och-Ziff Operating Group A Unit. In addition, in December 2008 a departing partner’s unvested Och-Ziff Operating Group A Units were reallocated to our other partners, including our Named Executive Officers, on a pro-rata basis. We calculated the fair value of such units under SFAS 123(R) using the closing price of our Class A Shares on the date of the reallocation less a 5% discount for transfer restrictions, or $4.9305 per Och-Ziff Operating Group A Unit.

We amortize the fair values of these unvested units on a straight-line basis over the remaining five-year vesting period from the date of our initial public offering. The amount of this non-cash amortization expense in 2008 for each of our Named Executive Officers is reflected in the “Stock Awards” column of the Summary Compensation Table below. We are required to reflect these SFAS 123(R) non-cash amortization expenses annually through 2012, when the units fully vest, for our Named Executive Officers in the “Stock Award” column of the following table.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation		Total
Daniel Och	2008	—	—	$918,843,777	$95,705	(2)	$918,939,482
Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors	2007	—	—	$1,191,036,863	52,721		$1,191,089,584
	2006	—	—	—	—		—

David Windreich	2008	—	—	$212,585,714	$56,023	(3)	$212,641,737
Executive Managing Director and Director	2007	—	—	$275,560,860	$138,749,026		$414,309,886
	2006	—	—	—	$119,593,764		$119,593,764

Joel Frank	2008	—	—	$40,713,101	$72,595	(4)	$40,785,696
Chief Financial Officer, Executive Managing Director and Director	2007	—	—	$52,773,717	$34,787,757		$87,561,474
	2006	—	—	—	$16,667,958		$16,667,958

Michael Cohen	2008	—	—	$127,188,191	$49,512	(5)	$127,237,703
Executive Managing Director	2007	—	—	$164,865,686	$110,581,527		$275,447,213
	2006	—	—	—	$28,482,428		$28,482,428

Zoltan Varga	2008	$200,000	—	$76,699,253	$26,428	(6)	$76,925,681
Executive Managing Director	2007	$16,667	—	$99,420,199	$55,629,897		$155,066,763
	2006	—	—	—	$22,191,517		$22,191,517

(1)	The reference to “stock” in this table refers to Och-Ziff Operating Group A Units granted at the time of our IPO and in connection with a reallocation of unvested Och-Ziff Operating Group A Units of a departing partner in December 2008. The dollar amounts shown do not reflect compensation actually received by the Named Executive Officers, but instead represent the expense recognized for financial statement reporting purposes in 2008 and 2007 by us pursuant to SFAS No. 123(R) as discussed above. See Note 3 to our consolidated and combined financial statements included in our annual report on Form 10-K for the year ended December 31, 2008 for further information concerning the assumptions underlying the SFAS 123(R) non-cash amortization expense.

(2)	Reflects (i) payments of $40,148 made on behalf of Mr. Och with respect to his share of estate and tax preparation and planning services provided to all of our partners, (ii) $30,827 for the use of car services primarily for business purposes, (iii) $15,000 for supplemental medical insurance, (iv) $8,855 for security services for his personal travel, and (v) $875 for supplemental insurance coverage.

(3)	Reflects (i) payments of $40,148 made on behalf of Mr. Windreich for his share of estate and tax preparation and planning services provided to all of our partners, (ii) $15,000 for supplemental medical insurance, and (iii) $875 for supplemental insurance coverage.

(4)	Reflects (i) payments of $40,148 made on behalf of Mr. Frank for his share of estate and tax preparation and planning services provided to all of our partners, (ii) $25,572 for the use of car services primarily for business purposes, (iii) $6,000 for supplemental medical insurance, and (iv) $875 for supplemental insurance coverage.

(5)	Reflects (i) payments of $42,637 made on behalf of Mr. Cohen for his share of estate and tax preparation and planning services provided to all of our partners, (ii) $6,000 for supplemental medical insurance, and (iii) $875 for supplemental insurance coverage.

(6)	Reflects (i) payments of $19,553 made on behalf of Mr. Varga for his share of estate and tax preparation and planning services provided to all of our partners, (ii) $6,000 for supplemental medical insurance, and (iii) $875 for supplemental insurance coverage.

Grants of Och-Ziff Operating Group A Units

Pursuant to our Operating Agreement and related agreements, as a result of the departure of a partner from the Och-Ziff Operating Group in December 2008, each of our partners was allocated his pro-rata share of the departing partner’s unvested Och-Ziff Operating Group A Units, including each of our Named Executive Officers as noted in the table below. These units will vest annually over the remaining five-year period from the date of our initial public offering in November 2007. The amounts shown in the last column of the table do not reflect compensation actually received by the Named Executive Officers but instead represent the fair value of the award on the grant date, which will be amortized by us in our consolidated and combined financial statements pursuant to SFAS No. 123(R) over the remaining vesting period.

Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(1)
Daniel Och	12/30/2008	1,944,335	$9,586,544
David Windreich	12/30/2008	449,845	$2,217,961
Joel Frank	12/30/2008	86,151	$424,768
Michael Cohen	12/30/2008	269,138	$1,326,985
Zoltan Varga	12/30/2008	162,300	$800,220

(1)	Represents the aggregate grant date fair value of Och-Ziff Operating Group A Units received in 2008, computed in accordance with SFAS 123(R). The fair value of these awards based on the closing price of our Class A Shares on December 30, 2008, less a 5% discount for transfer restrictions that remain in place after vesting, or $4.9305 per Och-Ziff Operating Group A Unit.

Outstanding Equity Awards at Fiscal Year End

As discussed above, as a result of the Reorganization completed in connection with our initial public offering, we reclassified each partner’s interest in the Och-Ziff Operating Group as Och-Ziff Operating Group A Units, which represent common equity interests in the Och-Ziff Operating Group entities. The Och-Ziff Operating Group A Units are exchangeable for our Class A Shares on a one-for-one basis, subject to certain exchange rate adjustments for splits, unit distributions and reclassifications and generally vest in equal annual installments on November 19 of each year from the date of our initial public offering through 2012, subject to minimum retained ownership requirements and transfer restrictions. The following table provides information regarding such unvested Och-Ziff Operating Group A Units held by our Named Executive Officers as of December 31, 2008. The dollar amounts shown under the column heading “Market Value of Shares or Units of Stock That Have Not Vested” in the table below were calculated by multiplying the number of unvested Och-Ziff Operating Group A Units held by the Named Executive Officer by the closing market price of $5.15 per Class A Share on December 31, 2008.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Daniel Och	122,696,494	$631,886,944
David Windreich	28,387,330	$146,194,750
Joel Frank	5,436,565	$27,998,310
Michael Cohen	16,983,893	$87,467,049
Zoltan Varga	10,241,925	$52,745,914

(1)	The references to “stock,” “shares” or “units” in this table refer to Och-Ziff Operating Group A Units.

Option Exercises and Stock Vested

On November 19, 2008, one-fifth of the Och-Ziff Operating Group A Units held by our founding partners vested, but remain subject to minimum retained ownership requirements and transfer restrictions. The amounts with respect to such units shown in the last column of the table do not reflect compensation actually received by the Named Executive Officers but instead were calculated by multiplying the number of vested Och-Ziff Operating Group A Units held by the Named Executive Officer by the closing market price of $4.32 per Class A Share on November 18, 2008, which was the day before vesting.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Daniel Och	30,188,040	$130,412,332
David Windreich	6,984,371	$30,172,484
Joel Frank	1,337,604	$5,778,448
Michael Cohen	4,178,689	$18,051,936
Zoltan Varga	2,519,906	$10,885,995

(1)	The references to “stock,” “shares” or “units” in this table refer to Och-Ziff Operating Group A Units.

Non-Qualified Deferred Income Allocation and Compensation

As previously disclosed in “Compensation Discussion and Analysis—Background”, prior to our initial public offering, our partners were allocated income and received discretionary distributions on their interests in our business. This deferred income and earnings thereon, which generally remain indexed to our funds, are ultimately due to our partners. The following table sets forth information concerning deferred income allocations during the fiscal year ended December 31, 2008 for the Named Executive Officers:

Name	Aggregate (Losses) in 2008	Aggregate Withdrawals/ Distributions in 2008	Aggregate Balance at December 31, 2008
Daniel Och(1)	$(99,328,527)	$596,775,676	$350,523,405
David Windreich	$(20,852,577)	$127,578,824	$96,298,847
Joel Frank	$(2,526,896)	$14,514,229	$13,273,965
Michael Cohen	$(5,863,635)	$40,987,519	$27,699,572
Zoltan Varga	$—	$—	$—

(1)	Mr. Och historically has not received any compensation from us and has benefited primarily by the value of his equity interest in our business and distributions with respect to such interest. Accordingly, the amounts reported in the table above reflect losses and distributions with respect to Mr. Och’s equity interest rather than compensation for financial accounting purposes. These amounts are provided in the table solely for convenience of the reader.

Director Compensation 2008

The Compensation Committee periodically reviews the compensation of non-management directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Currently, upon joining our Board, a non-management director receives a one-time equity-based award having a value of $300,000, which award generally vests annually over three years on the anniversary of the grant date, subject to the director’s continued service on our Board. In addition, each non-management director receives an annual cash retainer in the amount of $50,000, and the chairs of the committees of our Board receive additional annual cash retainers as follows: the Audit Committee receives $20,000 and the chairs of the Nominating, Corporate Governance and Conflicts Committee and the Compensation Committee receive $10,000. In accordance with this compensation program, our non-management directors received the compensation set forth in the table below. In 2008, the Board determined that, in January of each year, each non-management director is entitled to receive an annual grant of RSUs having a value of $75,000, with the number of RSUs determined based on the average closing price of our Class A Shares over the month of December of the prior year. Such RSUs will vest annually over three years on the anniversary of the grant date, subject to the director’s continued service on our Board (except in the case of death or disability (as that term is defined in the relevant award agreement), in which case the RSUs may vest in full). We have established minimum Class A Share ownership requirements for the independent directors on our Board: each independent director must hold 50% of the Class A Shares received after vesting of any grant of RSUs (or other equity awards) at all times, without regard to any dispositions.

Directors who are our partners do not receive any additional compensation with respect to their services as a director. All directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

The following table sets forth the total cash and equity compensation paid to our non-management directors for their service on the Board and committees of the Board during 2008:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Allan S. Bufferd	$60,000	$100,031	$160,031
William C. Cobb	$14,344	$20,767	$35,111
Jerome P. Kenney	$50,000	$100,031	$150,031
Jeffrey R. Leeds	$63,479	$61,411	$124,890

(1)	The amounts shown are the compensation costs recognized by us in 2008 with respect to share awards for financial reporting purposes, computed in accordance with SFAS 123(R). The assumptions used to calculate the value of share awards are set forth under Note 2 of the Notes to the Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 12, 2009. As of December 31, 2008, the aggregate number of Class A restricted share units (including dividend equivalent units granted thereon) held by each current non-management director was as follows: Mr. Bufferd, 6,689; Mr. Cobb, 20,691; Mr. Kenney, 6,689; and Mr. Leeds, 9,521.

Equity Compensation Plans

The following table summarizes the Class A Shares authorized for issuance under the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (currently, Och-Ziff’s only equity compensation plan) as of December 31, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by Shareholders: Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (the “Plan”)	15,075,965	(1)	—	40,569,187
Equity compensation plans not approved by shareholders	—		—	—

Total	15,075,965	(1)	—	40,569,187

(1)	Represents Class A restricted share units. Because these units have no exercise price, the weighted average exercise price calculation is zero.

(2)	On January 1, 2009, pursuant to the terms of our Plan, the Class A Shares reserved under our Plan were increased by the positive difference, if any, of (i) 15% of the number of outstanding Class A Shares (assuming the exchange of all outstanding Och-Ziff Operating Group A Units for Class A Shares) on December 31, 2008 over (ii) the number of Class A Shares then reserved for issuance under the Plan as of such date. The number of Class A Shares reserved under the Plan is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, shares that are forfeited or canceled under the Plan will be available for future awards under the Plan.

CERTAIN MATTERS AND RELATED PERSON TRANSACTIONS

Concurrently with the completion of our initial public offering, we executed a number of agreements, including the Operating Agreement, the Operating Group Limited Partnership Agreements, for each of the entities in the Och-Ziff Operating Group, the Class B Shareholders Agreement, the Exchange Agreement, the Tax Receivable Agreement, and registration rights agreements with our founding owners and DIC (the “Registration Rights Agreements”). Summaries of these agreements are provided below. Pursuant to these agreements, we may make payments to or engage in transactions that are deemed “Interested Transactions” under our Policy. During 2008, there were no Interested Transactions under these agreements except for those described below under “Related Person Transactions.”

Policy on Transactions and Arrangements with Related Persons

The Board has adopted a written Related Person Transaction Policy (the “Policy”) that is administered by our Nominating, Corporate Governance and Conflicts Committee and applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has or will have a direct or indirect material interest (any such transaction or series of transactions an “Interested Transaction”). Under the Policy, all Interested Transactions with a related person are subject to pre-approval or ratification by the Nominating, Corporate Governance and Conflicts Committee. The Policy requires a related person to promptly disclose to the Chief Legal Officer any Interested Transaction as well as all material facts about the transaction. The Chief Legal Officer will then assess and notify the Nominating, Corporate Governance and Conflicts Committee of the material facts of any Interested Transaction that requires the Committee’s pre-approval. In addition, the Board has delegated authority to the Chair of the Nominating, Corporate Governance and Conflicts Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. Moreover, the Nominating, Corporate Governance and Conflicts Committee has considered and adopted standing pre-approvals under the Policy for limited transactions with related persons. Pre-approved transactions include (i) business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the New York Stock Exchange’s listing standards and our director independence standards, (ii) charitable contributions to organizations where a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual revenues, (iii) transactions required or permitted under our organizational documents and agreements entered into in connection with our initial public offering in November 2007, and (iv) investments by one of our partners or any immediate family member in any of our funds. A summary of any new transactions pre-approved by the Chair or pursuant to the Policy is provided to the full Nominating, Corporate Governance and Conflicts Committee for its review in connection with each regularly scheduled Committee meeting. If we become aware of an existing Interested Transaction that has not been pre-approved under this policy, we will provide relevant information to the Nominating, Corporate Governance and Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Related Person Transactions

In 2008, the Board considered and approved or ratified all of the following related person transactions:

Payments Under the Tax Receivable Agreement.    During 2008, we made payments under the Tax Receivable Agreement to our founding owners, including our executive officers. The total amounts of the these payments received by the Named Executive Officers were as follows: $3.0 million to Mr. Och, $683,325 to Mr. Windreich, $130,866 to Mr. Frank, $408,827 to Mr. Cohen, $246,538 to Mr. Varga, and $188,057 to Harold A. Kelly, our Executive Managing Director and the Head of Global Convertible and Derivative Arbitrage. For a summary of the terms of the Tax Receivable Agreement, see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entitles—Tax Receivable Agreement” below.

Reallocation of Och-Ziff Operating Group A Units.    In December 2008, as a result of the departure of a partner from the Och-Ziff Operating Group, each of our remaining partners was allocated his pro-rata share of the departing partner’s unvested Och-Ziff Operating Group A Units pursuant to our Operating Agreement, the Och-Ziff Operating Group Limited Partnership Agreements and related agreements. As a result of the reallocation, our partners, including our executive officers, were allocated such departing partner’s unvested Och-Ziff Operating Group A Units in the following amounts: 1,944,335 units to Mr. Och; 449,845 units to Mr. Windreich; 86,151 units to Mr. Frank; 269,138 units to Mr. Cohen; 162,300 units to Mr. Varga; and 123,801 units to Mr. Kelly.

Payments for Non-Business use of Aircraft.    Our corporate aircraft is used primarily for business purposes. Occasionally, Daniel Och has used the aircraft for personal use. We charge market rates for such personal use and, for the year ended December 31, 2008, Mr. Och paid us approximately $446,599 for his non-business use of the corporate aircraft.

CERTAIN AGREEMENTS OF OCH-ZIFF AND THE OCH-ZIFF OPERATING GROUP ENTITIES

Class B Shareholders’ Agreement

Prior to our initial public offering, we entered into an agreement with our existing partners, in their capacity as the holders of Class B Shares, which provided for the establishment of a Class B Shareholder Committee. So long as our partners continue to own more than 40% of the total combined voting power of the Company, the Class B Shareholder Committee shall have approval rights with respect to certain actions of the Board. Furthermore, so long as any Class B Shares remain outstanding, the Class B Shareholder Committee shall have the power and authority to exercise the rights granted to them under the Operating Agreement. The Class B Shareholder Committee also has the right initially to designate five of the seven nominees for election to the Board, with such number of nominees decreasing as our partners’ ownership interest in our business decreases. In addition, under the Class B Shareholders’ Agreement, each partner has granted to the Class B Shareholder Committee an irrevocable proxy to vote all of such partner’s Class B Shares as determined by such Committee in its sole discretion.

Class B Shareholder Committee; Proxy and Approval Rights

Class B Shareholder Committee.    The Class B Shareholders’ Agreement provided for the establishment of the Class B Shareholder Committee. The Class B Shareholder Committee currently consists solely of Daniel Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by (1) appointing a new partner to serve as the sole member of the Class B Shareholder Committee until such partner’s withdrawal, death, disability or removal by the Partner Management Committee, or (2) appointing the members of the Partner Management Committee as the members of the Class B Shareholder Committee (in which event, the members will act by majority vote). Upon a reconstitution as provided by clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new partner’s withdrawal, death, disability or removal. Upon a reconstitution as provided by clause (2) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee. The Class B Shareholders will delegate to the members of the Class B Shareholder Committee the rights and authority described below under “—Proxy” and “—Approval Rights.”

Proxy.    Each of our partners granted to Mr. Och, as the current sole member of the Class B Shareholder Committee an irrevocable proxy to vote all of the Class B Shares held by such partner in such manner as Mr. Och shall determine, in their sole and absolute discretion, with respect to any matter submitted to a vote of the holders of the Class B Shares. This proxy will survive until the later of (1) Mr. Och’s withdrawal, death or disability or (2) such time as our partners no longer hold at least 40% of the total combined voting power of the Company. Accordingly, while Mr. Och remains the sole member of the Class B Shareholder Committee, he will have control over all matters submitted to a vote of our Shareholders so long as the Class B Shares continue to represent 40% of the total combined voting power of the Company.

Approval Rights.    The Class B Shareholders’ Agreement provides that, so long as our partners and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Shares, the Board shall not authorize, approve or ratify any action described below without the prior approval of the Class B Shareholder Committee:

•

any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

•

any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of our outstanding Class A Shares and Class B Shares other than (1) pursuant to transactions solely among us and our wholly-owned subsidiaries, (2) upon issuances of securities pursuant to our 2007 Equity Incentive Plan, (3) upon the exchange of Och-Ziff Operating Group A Units for Class A Shares pursuant to the Exchange Agreement or (4) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the Class B Shareholders’ Agreement;

•

any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer; or

•	the termination of the employment of an executive officer or the active involvement of a partner with us or any of our subsidiaries or controlled affiliates without cause.

Board Representation

The Class B Shareholders’ Agreement requires that we take all reasonably necessary action to effect the following, so long as the partners and their permitted transferees beneficially own:

•	Shares representing more than 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate five individuals designated by the Class B Shareholder Committee;

•

Shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate three individuals designated by the Class B Shareholder Committee;

•

Shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Shares, then the Board shall nominate two individuals designated by the Class B Shareholder Committee;

•

Shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Shares, then the Board shall nominate one individual designated by the Class B Shareholder Committee; and

•

Shares representing less than 10% of the total combined voting power of our outstanding Shares, then the Board shall have no obligation to nominate any individual that is designated by the Class B Shareholder Committee.

In the event that any designee of the Class B Shareholder Committee shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Class B Shareholder Committee.

The Operating Agreement provides that the size of the Board may not be expanded beyond seven members without the approval of the Class B Shareholder Committee.

Exchange Agreement

In connection with our initial public offering, the founding owners entered into the Exchange Agreement under which each founding owner is entitled to exchange its Och-Ziff Operating Group A Units with the Och-Ziff Operating Group entities for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Such exchanges generally may be made as and when approved by the chairman of the exchange committee for the five-year period following our initial public offering and quarterly thereafter. The exchange committee consists of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. The Board may cause the Och-Ziff Operating Group entities to determine to pay a cash equivalent in lieu of Class A Shares upon any such exchange. Under the Exchange Agreement, to effect an exchange, founding owners must simultaneously exchange one Och-Ziff Operating Group A Unit—being an equal limited partner interest in each Och-Ziff Operating Group entity—for one Class A Share. Upon any such exchange for Class A Shares, our interest in the Och-Ziff Operating Group B Units will correspondingly increase. See “—Issuance of Equity Securities by Och-Ziff” below. If and when a founding owner exchanges an Och-Ziff Operating Group A Unit for a Class A Share and any corresponding Class B Share is cancelled, then-existing Class A shareholders will be diluted with respect to their ownership of the Class A Shares. However, the relative equity ownership positions of the exchanging founding owners and of the other equity owners of our business (whether held at Och-Ziff Capital Management Group LLC or at Och-Ziff Operating Group) will not be altered. In addition, other than with respect to an exchange by the Ziffs, there will be no effect on the number of voting Shares outstanding, as a corresponding Class B Share is cancelled for each Class A Share issued upon such exchange. The Och-Ziff Operating Group B Units held by our intermediate holding companies will not be exchangeable for our Class A Shares. In addition, the exchanging owner will receive upon such exchange a right to any payments owed to it under the tax receivable agreement as a result of such exchange, as described further under “—Tax Receivable Agreement” below.

Registration Rights Agreement

We entered into a registration rights agreement with the founding owners pursuant to which we granted them certain demand and “piggyback” registration rights with respect to Class A Shares held by them at any time. In addition to certain demand rights and piggyback registration rights, we are required to file a shelf registration statement on or prior to the fifth anniversary of our initial public offering covering the resale of all Class A Shares held by the founding owners or issuable upon exchange of their Och-Ziff Operating Group A Units. Under the registration rights agreement, we may elect to register the issuance of Class A Shares upon exchange of Och-Ziff Operating Group A Units for Class A Shares by the founding owners. The registration rights agreement also provides for a “demand committee,” which shall consist of the members of the Partner Management Committee. Initially, the members of the demand committee will be Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown, with Mr. Och acting as Chairman. The Chairman of the demand committee or, in the event there is no Chairman, the full committee acting by majority vote will have the right to request prior to the fifth anniversary of our initial public offering that we register the sale of Class A Shares held by the founding owners an unlimited number of times and may require us to make available shelf registration statements permitting resales of Class A Shares into the market from time to time over an extended period. In addition, the Chairman of the demand committee or, in the event there is no Chairman, the full committee acting by majority vote will have the ability to exercise certain piggyback registration rights in respect of Class A Shares held by the founding owners in connection with registered offerings requested by other registration rights holders or initiated by us.

We agreed to indemnify each existing owner against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our Shares, unless such liability arose from such existing owner’s misstatement or omission, and each existing owner will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the registration rights agreement, and the founding owners will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their Shares under the registration rights agreement.

Tax Receivable Agreement

We may also be required to make payments under the tax receivable agreement that we entered into in connection with our initial public offering. The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our founding owners with proceeds from the Offerings, and the future taxable exchanges by our partners of Och-Ziff Operating Group A Units for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), resulted, and, in the case of future exchanges, are anticipated to result, in an increase in the tax basis of the assets of the Och-Ziff Operating Group that would not otherwise have been available. We anticipate that any such tax basis adjustment resulting from an exchange will be allocated principally to certain intangible assets of the Och-Ziff Operating Group, and the tax benefits to be derived therefrom principally through amortization of the basis adjustment over a 15-year period. Consequently, these tax basis adjustments will increase, for tax purposes, our depreciation and amortization expense and will therefore reduce the amount of tax that Och-Ziff Corp and any other future intermediate corporate taxpaying entities that acquire Och-Ziff Operating Group B Units in connection with an exchange, if any, would otherwise be required to pay in the future. Accordingly, pursuant to the tax receivable agreement, such corporate taxpaying entities (including Och-Ziff Capital Management Group LLC if it is treated as a corporate taxpayer) will pay to our founding owners 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize as a result of such increases in tax basis. Payments under the tax receivable agreement are anticipated to increase the tax basis adjustment to intangible assets resulting from a prior exchange, with such increase being amortized over the remainder of the amortization period applicable to the original basis adjustment to such intangible assets resulting from such prior exchange. It is anticipated that this will result in increasing annual amortization deductions in the taxable years of and after such increases to the original basis adjustments, and potentially will give rise to increasing tax savings with respect to such years and correspondingly increasing payments under the tax receivable agreement.

As of December 31, 2008, assuming no material changes in the relevant tax law and that we generate sufficient taxable income to realize the full tax benefit of the increased amortization resulting from the increase in tax basis of our assets, the cash savings to our intermediate holding companies from the purchase of Och-Ziff Operating Group B Units in the Offerings would aggregate approximately $1.0 billion over the next 13 years, resulting in payments to our partners and the Ziffs of 85% of such cash savings over the same period of time. Future cash savings and related payments to our partners under the tax receivable agreement in respect of subsequent exchanges would be in addition to these amounts. The obligation to pay 85% of the amount of such cash savings to our founding owners is an obligation of the intermediate corporate taxpaying entities and not of the Och-Ziff Operating Group entities. We may need to incur debt to finance payments under the tax receivable agreement to the extent the entities within the Och-Ziff Operating Group do not distribute cash to our intermediate corporate tax paying entities in an amount sufficient to meet our obligations under the tax receivable agreement.

The actual increase in tax basis of the Och-Ziff Operating Group assets resulting from an exchange or from payments under the tax receivable agreement, as well as the amortization thereof and the timing and amount of payments under the tax receivable agreement, will vary based upon a number of factors, including those described below:

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The amount and timing of the income of Och-Ziff Corp will impact the payments to be made under the tax receivable agreement. To the extent that Och-Ziff Corp does not have sufficient taxable income to utilize the amortization deductions available as a result of the increased tax basis in the Och-Ziff Operating Group assets, payments required under the tax receivable agreement would be reduced.

•

The price of our Class A Shares at the time of any exchange will determine the actual increase in tax basis of the Och-Ziff Operating Group assets resulting from such exchange; payments under the tax receivable agreement resulting from future exchanges, if any, will be dependent in part upon such actual increase in tax basis.

•

The composition of the Och-Ziff Operating Group’s assets at the time of any exchange will determine the extent to which Och-Ziff Corp may benefit from amortizing its increased tax basis in such assets and thus will impact the amount of future payments under the tax receivable agreement resulting from any future exchanges.

•

The extent to which future exchanges are taxable will impact the extent to which Och-Ziff Corp will receive an increase in tax basis of the Och-Ziff Operating Group assets as a result of such exchanges, and thus will impact the benefit derived by Och-Ziff Corp and the resulting payments, if any, to be made under the tax receivable agreement.

Depending upon the outcome of these factors, payments that we may be obligated to make to our partners and the Ziffs under the tax receivable agreement in respect of exchanges could be substantial. In light of the numerous factors affecting our obligation to make payments under the tax receivable agreement; however, the timing and amounts of any such actual payments are not reasonably ascertainable.

Limited Partnership Agreements of Och-Ziff Operating Group Entities

Prior to consummation of our initial public offering, amended and restated limited partnership agreements for OZ Management and OZ Advisors I were entered into by Och-Ziff Corp as the general partner, with Och-Ziff Corp and the founding owners as limited partners, and an amended and restated limited partnership agreement for OZ Advisors II was entered into by Och-Ziff Holding as the general partner, with Och-Ziff Holding and the founding owners as limited partners. Each of these limited partnership agreements is substantially similar in form, and we have described below the material provisions of one such agreement, which are generally applicable to all such agreements. We refer to such agreements collectively as the “Operating Group Limited Partnership Agreements.”

Management

The business and affairs of each limited partnership is managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the Operating Group Limited Partnership Agreements, the limited partners, in their capacity as limited partners, have no part in the management of the limited partnership and have no authority or right to act on behalf of or bind the limited partnership in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the Operating Group Limited Partnership Agreements are conclusive and absolutely binding upon the limited partnership and its partners.

Partner Management Committee

The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Management Committee. The Partner Management Committee is a committee comprised of seven partners, which currently consists of Daniel Och, David Windreich, Joel Frank, Michael Cohen, Zoltan Varga, Harold Kelly and James K. Brown, with Mr. Och serving as Chairman. The Partner Management Committee acts by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means a partner’s required withdrawal, other than with respect to Mr. Och, from the Och-Ziff Operating Group entities or his voluntary termination of his active involvement with us for any reason. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either (1) replace Mr. Och with a partner to serve as Chairman, until such partner’s withdrawal, death, disability or removal by the other members of the Partner Management Committee or (2) reduce the size of the committee to the remaining members (in which event, there shall be no Chairman of the Partner Management Committee, and the remaining members will act by majority vote). Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (1) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner of each limited partnership will delegate to the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our partners continue to hold at least 40% of the total combined voting power of our outstanding Shares, but subject to the authority of our Compensation Committee as described above under “Executive and Director Compensation—Compensation Discussion and Analysis.” We do not currently intend to make such distributions but have issued the Class C Non-Equity Interests to preserve the flexibility to do so in the future in a manner consistent with our overall structure and compensation philosophy. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote); provided that any such distributions to any partner who is also our Chief Executive Officer or any of our other executive officers must be determined by our Compensation Committee. Any such distributions need not be made to all holders of Class C Non-Equity Interests and if made to all such holders need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. See “Executive and Director Compensation—Compensation Discussion and Analysis” for a description of our compensation philosophy. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee as provided under “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholder Committee; Proxy and Approval Rights” and will delegate to the Chairman of the Partner Management Committee or, with respect to the Chairman or if there is no Chairman, the full committee acting by majority consent, authority to approve transfers of Och-Ziff Operating Group A Units in accordance with the Operating Group Limited Partnership Agreements as described under “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of Och-Ziff Operating Group Entities—Transfer and Other Restrictions Applicable to Limited Partners Other Than the Ziffs.”

Partner Performance Committee

The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Performance Committee. The Partner Performance Committee is a committee comprised of six partners, which currently consists of Daniel Och, David Windreich, Joel Frank, Michael Cohen, Zoltan Varga and Harold Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such partner’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with a partner (who may or may not also serve as Chairman), until such partner’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any partner, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture” below. At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.

Partnership Interests

The Och-Ziff Operating Group A Units, the Och-Ziff Operating Group B Units and the Class C Non-Equity Interests of the applicable partnership constituted all limited partner interests in the partnership and are designated as “Class A common units,” “Class B common units” and “Class C Non-Equity Interests,” respectively. A Class A common unit and a Class B common unit constitute common equity interests in the partnership and, except as expressly provided in the Operating Group Limited Partnership Agreements, entitle the holder thereof to equal rights, other than voting rights, under our Operating Group Limited Partnership Agreements, including with respect to distributions. The Operating Group A and B Units have no preference or priority over other securities of the Och-Ziff Operating Group and, upon liquidation, dissolution or winding up, are entitled to any assets remaining after payment of all debts and liabilities of the Och-Ziff Operating Group. The Class C Non-Equity Interests were issued and may be issued in the future solely for the purpose of making future discretionary income allocations, if any, to holders thereof and do not represent common equity interests in the partnership. See “Executive and Director Compensation—Compensation Discussion and Analysis.” The Class C Non-Equity Interests will not be entitled to any assets upon liquidation, dissolution or winding up of any Och-Ziff Operating Group entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary income allocations. Currently, the respective intermediate holding company of each limited partnership in its capacity as a limited partner holds all of the Och-Ziff Operating Group B Units of the limited partnership, the founding owners hold all of the Och-Ziff Operating Group A Units of the limited partnership and our partners hold all of the Class C Non-Equity Interests.

From time to time, the general partner may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify (1) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of units; (2) the right of holders of each such class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (3) the rights of holders of each such class or series of units upon dissolution and liquidation of the limited partnership; (4) the voting rights, if any, of holders of each such class or series of units; and (5) the conversion, redemption or exchange rights applicable to each such class or series of units (including the right to exchange for Class A Shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited.

Och-Ziff Operating Group Distributions

Subject to the terms of any additional classes or series of units established by the general partner, distributions are made, after distributions for taxes, as and when determined by the general partner, to the founding owners in accordance with their respective Och-Ziff Operating Group A Units, whether or not vested. Similarly, discretionary income allocations will be made to holders of the Class C Non-Equity Interests as and when determined by the Chairman of the Partner Management Committee or, in the event there is no Chairman, by majority vote of the Partner Management Committee (in conjunction with our Compensation Committee) or by the general partner at such time as our partners hold less than 40% of the total combined voting power of the Company. We currently do not intend to make any distributions on the Class C Non-Equity Interests. The general partner interest in the limited partnership held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause the limited partnership to make distributions of cash, units or other assets or property of the limited partnership. No partner has the right to demand that the limited partnership distribute any assets in kind to such partner.

For each quarter in 2008, we declared and paid quarterly dividends to all holders of record of our Class A Shares as of April 1, 2008, July 1, 2008, October 1, 2008 and December 31, 2008. On the same date we paid those 2008 quarterly dividends to holders of our Class A Shares, we made corresponding distributions to the holders of Och-Ziff Operating Group A Units, including our Named Executive Officers, as follows: $81.8 million to Mr. Och; $18.9 million to Mr. Windreich; $3.6 million to Mr. Frank; $11.3 million to Mr. Cohen; and $6.8 million to Mr. Varga. Dividends for any given quarterly period are paid in the following quarter.

Vesting; Forfeiture

The Operating Group Limited Partnership Agreements provide that all of the Och-Ziff Operating Group B Units held by our intermediate holding companies were fully vested upon consummation of our initial public offering. All of the Class C Non-Equity Interests held by a partner will be cancelled upon such partner’s withdrawal, death or disability. The Operating Group Limited Partnership Agreements also provide that all of the Och-Ziff Operating Group A Units then held by our founding owners will vest, subject to such partner’s continued active involvement with us, in equal installments on each anniversary date of our initial public offering for five years, beginning on the first anniversary date of our initial public offering. Accordingly, such partners’ and the Ziffs’ Och-Ziff Operating Group A Units will vest at the rate of 20% per year for five years after our initial public offering. These vesting requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

The Operating Group Limited Partnership Agreements further provide that, in the event a partner (a “Forfeiting Partner”) (1) voluntarily terminates his active involvement with us for any reason prior to the fifth anniversary of the consummation of our initial public offering, (2) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the fifth anniversary of the consummation of our initial public offering or (3) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), such Forfeiting Partner’s unvested Och-Ziff Operating Group A Units (and all distributions received with respect to such Och-Ziff Operating Group A Units after the date of Forfeiture Event) shall be forfeited (such Och-Ziff Operating Group A Units subject to forfeiture and related distributions, the “Forfeitable Interests”) as of the Reallocation Date (as defined below) to our existing partners who continue to be actively involved with us as of the Reallocation Date (the “Continuing Partners”) in proportion to the Och-Ziff Operating Group A Units held by the Continuing Partners at the time of our initial public offering. Initially, Mr. Och shall serve as Chairman of the Partner Performance Committee. Mr. Och shall not be subject to termination by the Partner Performance Committee. The Ziffs’ interest is not subject to forfeiture.

Effect of Forfeiture.    None of the forfeited Forfeitable Interests shall return to or benefit us or the partnership. Rather, Forfeitable Interests will be allocated among the Continuing Partners in proportion to the Och-Ziff Operating Group A Units held by the Continuing Partners at the time of our initial public offering.

To the extent that a Continuing Partner receives Forfeitable Interests of a Forfeiting Partner, such Forfeitable Interests shall be deemed to be interests of the Continuing Partner receiving such Forfeitable Interests for all purposes of the Operating Group Limited Partnership Agreements; provided that the Continuing Partner receiving such Forfeitable Interests shall be permitted to exchange his Och-Ziff Operating Group A Units and sell the Class A Shares issued in respect thereof, without regard to any transfer restrictions, such number of Forfeitable Interests received by such Continuing Partner as required to pay taxes payable as a result of the receipt of such interests.

The forfeiture provisions shall lapse with respect to a partner and such partner’s permitted transferees if such partner dies or becomes disabled prior to a Forfeiture Event with respect to such partner.

Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any remaining investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds.

The forfeiture provisions of the Operating Group Limited Partnership Agreements may be amended and the terms and conditions of such agreement related to such provisions may be waived, changed or modified upon the approval of the Chairman of the Partner Management Committee (or of a majority of the Partner Management Committee if there is no Chairman). We, our Shareholders and the partnership have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

For the purposes of the Operating Group Limited Partnership Agreements:

“Cause” means that a partner (1) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (2) has been convicted of a felony or any offense involving moral turpitude; (3) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such partner, violated any applicable regulatory requirement or a rule of a self regulatory organization; (4) has, in the capacity as a partner, committed an act constituting gross negligence or willful misconduct; (5) has violated in any material respect any agreement with respect to us or our affiliates; (6) has become subject to any proceeding seeking to adjudicate such partner as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such partner or for any substantial part of the property of such partner, or such partner has taken any action authorizing such proceeding; or (7) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the Operating Group Limited Partnership Agreements.

“Reallocation Date” means, as to the Forfeitable Interests to be forfeited to any Continuing Partner, the date which is the earlier of (1) the date that is six months after the applicable Forfeiture Event and (2) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of our equity securities by any such Continuing Partner, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

Transfer and Other Restrictions Applicable to Limited Partners Other Than the Ziffs

Generally.    A limited partner may not transfer all or any of such limited partner’s units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, a limited partner may (1) transfer units pursuant to the exchange agreement, (2) transfer units to a permitted transferee of such partner upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below, (3) transfer units upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below, (4) transfer units received in connection with a Forfeiture Event as provided under “—Vesting; Forfeiture—Effect of Forfeiture” above or (5) transfer units in connection with the exercise of the co-sale rights described below under “—Certain Co-Sale Rights.” A limited partner may not, without the consent of the general partner, withdraw from the partnership prior to the partnership’s termination.

Limited partners holding a majority of the outstanding Och-Ziff Operating Group B Units have the right to remove the general partner at any time, with or without cause. Upon the withdrawal or removal of the general partner, limited partners holding a majority of the outstanding Och-Ziff Operating Group B Units shall have the right to appoint a successor general partner; provided, that any successor general partner must be a direct or indirect wholly-owned subsidiary of Och-Ziff.

Transfers Approved by the Partner Management Committee and Other Transfers.    The Operating Group Limited Partnership Agreements also provide that no limited partner, including such limited partner’s permitted transferee(s), may, directly or indirectly, voluntarily effect any transfer of his interests in the partnership other than to any of such partner’s permitted transferees, except as set forth below. In addition, transfers to permitted transferees will require the consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), which consent may not be unreasonably withheld. On and after the fifth anniversary following our initial public offering, such consent may be given by the Chairman of the Partner Management Committee or the full Partner Management Committee acting by majority consent.

A “permitted transferee” means with respect to each of our limited partners and its permitted transferees (1) a charitable organization controlled by such partner, (2) a trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendents of such partner and his spouse, (3) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such partner, his spouse and his lineal descendents and (4) a legal or personal representative of such partner in the event of his disability.

The Operating Group Limited Partnership Agreements provide that the Chairman of the Partner Management Committee (or a majority of the full committee with respect to the Chairman or if there is no Chairman) may approve an exchange of a limited partner’s Och-Ziff Operating Group A Units to permit a sale of Class A Shares issued in respect thereof pursuant to an exercise of registration rights by the demand committee under the registration rights agreement. See “—Registration Rights Agreement” above. The demand committee will consist of the members of the Partner Management Committee. In such event, any partner and such partner’s permitted transferee(s) may transfer the Och-Ziff Operating Group A Units that have vested as provided above in such amount to permit the transfer of the number of Class A Shares issued in respect thereof permitted to be included in the registration under the registration rights agreement. In addition, after the fifth anniversary of our initial public offering, there will be no restrictions on exchanges by any of our partners of their Och-Ziff Operating Group A Units for Class A Shares under the exchange agreement, and transfers to effect such exchanges will be unrestricted. On or prior to such fifth anniversary, we will be required to file a shelf registration statement covering the resale of all Class A Shares held by the founding owners or issuable upon exchange of their Och-Ziff Operating Group A Units.

Notwithstanding anything in the operating limited partnership agreements to the contrary, with the prior consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), each partner and such partner’s permitted transferees may transfer vested interests in our business beneficially owned by them to any person in accordance with Rule 144 or in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

The foregoing transfer restrictions may be waived at any time by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

Minimum Ownership Requirements

Each partner actively involved with us, including Mr. Och, is required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 25% of the vested interests in our business received by him, without reduction for dispositions. Such minimum ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman). In addition, each non-management director must hold 50% of the Class A Shares received after vesting of any grant of restricted share units (or other equity awards), without regard to any dispositions.

Restrictions on Transfer of the Ziffs’ Interest in Our Business

The Ziffs also hold Och-Ziff Operating Group A Units that are subject to vesting (without regard to service or performance conditions) and transfer restrictions as described below but are not subject to forfeiture or minimum retained ownership requirements. The Operating Group Limited Partnership Agreements provide that the Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization that were purchased with proceeds from our initial public offering were fully vested upon such purchase and were cancelled upon purchase. All other Och-Ziff Operating Group A Units received by the Ziffs in the Reorganization are unvested. Accordingly, 100% of the Och-Ziff Operating Group A Units held by the Ziffs upon completion of our initial public offering and the sale of Class A Shares to DIC Sahir are unvested. Such units vest in equal installments on each anniversary date of our initial public offering for five years, beginning on the first anniversary of our initial public offering. The Ziffs are restricted from transferring any Och-Ziff Operating Group A Units prior to vesting. The Ziffs do not have any demand registration rights with respect to any Class A Shares acquired by them upon exchange of their Och-Ziff Operating Group A Units but have the same “piggyback” registration rights as our partners and are entitled to include their Class A Shares in the shelf registration statement that we are required to file on or prior to the fifth anniversary of our initial public offering. In addition, following the first anniversary of our initial public offering, the Ziffs also will generally be entitled under the Exchange Agreement, in any given fiscal quarter, to exchange their Och-Ziff Operating

Group A Units for Class A Shares in an amount equal to up to the lesser of (1) 3.3% of the total issued and outstanding Class A Shares at the time of such exchange and (2) 5% of the Class A Shares that would have been held by them had they converted all of their Och-Ziff Operating Group A Units into Class A Shares immediately prior to the completion of our initial public offering. The Ziffs are generally entitled to sell any such Class A Shares received on any such exchange, subject to applicable law. The Ziffs are also permitted to contribute their vested Och-Ziff Operating Group A Units to charities, subject to the approval of the Chairman of the Partner Management Committee. The foregoing vesting requirements and transfer restrictions may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee in the event there is no Chairman) at any time. The Ziffs invested approximately 50% of the after-tax proceeds received by them in connection with our initial public offering into our funds, which investments are subject to the lock-up period applicable to the funds in which the Ziffs choose to invest.

Certain Co-Sale Rights

Our partners and the Ziffs are entitled to participate, on a pro rata basis, in a private sale by any of our partners to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our partners and the Ziffs. In addition, if any partner or group of partners proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling partner or partners may require our other partners to participate in such sale on a pro rata basis. The Ziffs are not subject to this selling obligation.

Issuance of Equity Securities by Och-Ziff

If Och-Ziff issues any equity securities, it is expected that (1) Och-Ziff will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Och-Ziff Corp and Och-Ziff Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (2) Och-Ziff Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Och-Ziff Corp directly acquires an interest in after the date of our initial public offering, to the extent that as of the date of such acquisition Och-Ziff Corp and the partners and their respective permitted transferees own interests in such entity that are in proportion to their respective ownership interests in OZ Management and OZ Advisors I on such date (allocated among them in accordance with their relative values at the time such equity securities are issued); (3) Och-Ziff Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Och-Ziff Holding directly acquires an interest in after the date of our initial public offering, to the extent that as of the date of such acquisition Och-Ziff Holding and the partners and their respective permitted transferees own interests in such entity that are in proportion to their respective ownership interests in OZ Advisors II on such date (allocated among them in accordance with their relative value at the time such equity securities are issued); (4) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Och-Ziff Operating Group entity of which it is the general partner in the same manner as Och-Ziff Corp and Och-Ziff Holding (as provided in (2), (3) above); (5) in exchange for the portion of such cash proceeds or other consideration contributed to the limited partnership, the general partner will receive (x) in the case of an issuance of Class A Shares, Och-Ziff Operating Group B Units, and (y) in the case of an issuance of any other equity securities by Och-Ziff, except for Class B Shares, a new class or series of units or other equity securities of the limited partnership with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Och-Ziff equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by Och-Ziff that is contributed to the limited partnership); and (6) in the event of any subsequent transaction involving such Och-Ziff equity securities (including a share split or combination, a distribution of additional Och-Ziff equity securities, a conversion, redemption or exchange of such Och-Ziff equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such Och-Ziff equity securities.

In the event of any issuance of equity securities by Och-Ziff, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the limited partnership shall pay or reimburse Och-Ziff (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the limited partnership) of the expenses incurred by Och-Ziff in connection with such issuance, including any underwriting discounts or commissions.

Limitation on Partner Liability

The debts and liabilities of the limited partnership, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Och-Ziff Corp or Och-Ziff Holding, as applicable, in its capacity as the general partner of a limited partnership, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.

Indemnification and Exculpation; Indemnification and Employment Agreements

To the fullest extent permitted by applicable law, the general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the limited partnership for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the limited partnership unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only, and no limited partner has any personal liability for any such claims.

To the fullest extent permitted by applicable law, the general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the limited partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct, as determined by the general partner. The general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the limited partnership and upon such information, opinions, reports or statements presented to the limited partnership by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited partnership.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides for indemnification against certain liabilities and for the advancement or payment of expenses, as more fully described under “Executive and Director Compensation—Limitation of Liability and Indemnification.” Mr. Varga is party to an employment agreement with our Hong Kong subsidiary, as described above under “Executive and Director Compensation—Employment Agreements, Severance Benefits and Change in Control Provisions.”

Dissolution

The limited partnership will be dissolved and its affairs will be wound up upon the first to occur of (1) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act; and (2) the determination of the general partner to dissolve the limited partnership. Except as provided in the Operating Group Limited Partnership Agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued

partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Och-Ziff Operating Group B Units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of Och-Ziff Operating Group A Units will not have the right to vote their Och-Ziff Operating Group A Units with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of the limited partnership, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units will be entitled to receive the remaining assets of the limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.

Amendments

Except as may be otherwise required by law, the Operating Group Limited Partnership Agreements may be amended by the general partner without the consent or approval of any limited partners; except that, generally, (1) if an amendment adversely affects the rights of a unit holder (other than the Ziffs or any transferee thereof) other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment; (2) no amendment may adversely affect the rights of a class of unit holders (other than the Ziffs or any transferee thereof) without the consent of holders of a majority of the outstanding units of such class (other than units held by the Ziffs or any transferee thereof); (3) these amendment provisions may not be amended without the written consent of partners holding a majority of the Och-Ziff Operating Group A Units then owned by all partners; and (4) the provisions relating to forfeiture by a partner of its Och-Ziff Operating Group A Units and their reallocation to other partners may be amended only by the Chairman of the Partner Management Committee or, if there is no Chairman, by the full committee acting by majority consent.

No amendment to the Operating Group Limited Partnership Agreements which is materially adverse to the Ziffs may be made without the written consent of the Ziffs, unless such amendment similarly affects all or a substantial number of the other limited partners, in which case the consent of the Ziffs shall not be required; provided that no amendment may be made without the written consent of the Ziffs if such amendment would have the effect of (1) adversely altering the rights of holders of Och-Ziff Operating Group A Units without similarly altering the rights of holders of Och-Ziff Operating Group B Units, except to the extent that such alteration of the rights of holders of Och-Ziff Operating Group A Units is required by applicable law or regulation, (2) adversely altering the Ziffs’ rights to transfer their units or to participate in any registrations, except to the extent that such alteration is required by applicable law or regulation, (3) reducing the Ziffs’ interest in greater proportion than Mr. Och’s interest in Och-Ziff Operating Group A Units is reduced, (4) reducing distributions to the Ziffs in greater proportion than distributions to Mr. Och, solely in his capacity as a holder of Och-Ziff Operating Group A Units and not in any other capacity including his capacity as a holder of Class C Non-Equity Interests, are reduced, or (5) reducing distributions to the Ziffs in greater proportion than distributions to the holders of Och-Ziff Operating Group B Units are reduced.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

Each of our partners is subject to certain obligations and restrictions in the Operating Group Limited Partnership Agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters, as more fully described under “Executive and Director Compensation—Employment Agreements, Severance Benefits and Change in Control Provisions—Non-Competition, Non-Solicitation and Confidentiality Restrictions.”

Expense Allocation Agreement

We have entered into an Expense Allocation Agreement with the Och-Ziff Operating Group entities pursuant to which substantially all of Och-Ziff’s ongoing expenses (other than (1) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies, (2) obligations incurred under the tax receivable agreement and (3) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Och-Ziff Operating Group.

MISCELLANEOUS INFORMATION

Shareholder Proposals and Director Nominations

To be considered for inclusion in our proxy statement for the 2009 Annual Meeting, Shareholder proposals must be received at our offices no later than December 14, 2009. Proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be submitted in writing to Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary, 9 West 57th Street, New York, New York 10019.

In addition, our Operating Agreement requires that to introduce a Shareholder proposal or nominate a director candidate from the floor of the 2010 Annual Meeting, the Shareholder must deliver such proposal or nomination in writing to our Secretary at the above address not earlier than December 14, 2009, and no later than January 13, 2010. If the date of the 2010 Annual Meeting is held on a date that is more than 30 days from the anniversary of the 2009 Annual Meeting, then any such proposal or nomination must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made. In addition, if the number of directors to be elected to the Board of Directors at the 2010 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least January 13, 2010, then any nomination with respect to nominees for any new positions created by such increase must be received by the close of business on the 10th day following the day on which public announcement of the increase is first made. The Shareholder’s submission must be made by a registered Shareholder on his or her behalf or on behalf of the beneficial owner of the Shares, and must include information specified in our Operating Agreement.

Householding

The broker, trustee or other nominee for any Shareholder who is a beneficial owner of the Shares may deliver only one copy of our proxy statement and annual report to multiple Shareholders who share the same address, unless that broker, trustee or other nominee has received contrary instructions from one or more of the Shareholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a Shareholder at a shared address to which a single copy of the documents was delivered. A Shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary, 9 West 57th Street, New York, New York 10019 or by calling (212) 790-0041. You may also obtain a copy of the proxy statement and annual report on the “For Shareholders” section of our website (www.ozcap.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, trustee or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting the Company’s website (www.ozcap.com) or upon written request to Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary at 9 West 57th Street, New York, New York 10019.

BY ORDER OF THE BOARD OF DIRECTORS
April 13, 2009
New York, New York

	Name:	Jeffrey C. Blockinger
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

Exhibit A

Och-Ziff Capital Management Group LLC (the “Company”)

Board of Directors’ Independence Standards

An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly or indirectly.

To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:

1. the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;

2. the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, $120,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (A) the director has an immediate family member who is a current employee (but not a partner) of a firm that is the Company’s internal or outside auditor, but does not personally work on (and has not personally worked on in the last three years) the Company’s audit; or (B) the director or an immediate family member was, within the last three years, a partner or employee of a firm that is the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit within that time;

4. the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;

5. the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million or 2% of the other company’s consolidated gross revenues, whichever is greater; and

6. the director or an immediate family member is an employee (other than an executive officer) of a non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, were less than $1 million or 2% of the non-profit organization’s consolidated gross revenues, whichever is greater.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

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Use any touch-tone telephone to transmit your voting instructions to the proxies up until 11:59 P.M. Eastern Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE YOUR PROXY BY MAIL
Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The completed proxy card must be received prior to May 13, 2009.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote Your Proxy By Internet and, when prompted, indicate that you agree to receive email delivery or access proxy materials by way of the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11805-P77729                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1 AND A VOTE “FOR” PROPOSAL NO. 2 LISTED BELOW.

Proposal No. 1 - To elect as Class II directors the following nominees to serve a three-year term:

Nominees:

01) David Windreich

02) William C. Cobb

03) Jeffrey R. Leeds

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For All	Withhold All	For All Except

		☐	☐	☐

					For	Against	Abstain

Proposal No. 2 - To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Och-Ziff’s independent registered public accounting firm for the year ending December 31, 2009.					☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRARY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

For address changes, please check this box and write them on the back where indicated.	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

ANNUAL MEETING OF SHAREHOLDERS OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

To be held at

The offices of Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

May 13, 2009

Please sign, date and mail

your proxy card in the

envelope provided or Vote by Internet or Phone as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M11806-P77729

PROXY CARD ANNUAL MEETING OF SHAREHOLDERS to be held on May 13, 2009 OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the 2009 Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2008. The undersigned further hereby appoint(s) Jeffrey C. Blockinger and Rani Doyle (the “Proxyholders”), and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the voting shares of Och-Ziff Capital Management Group LLC that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)

If you plan to attend the 2009 Annual Meeting, please use the admission ticket attached hereto following the last page of the Proxy Statement.

ADMISSION TICKET

Och-Ziff Capital Management Group LLC

2009 Annual Meeting of Shareholders

Wednesday, May 13, 2009

10:00 a.m., Eastern Time

Offices of Gibson, Dunn & Crutcher LLP

located at 200 Park Avenue, New York, New York 10166

Shareholders will be admitted to the Annual Meeting beginning at 9:30 a.m. Eastern Time. If you wish to attend, please plan to arrive early since seating will be limited. If you plan to attend the Annual Meeting, please bring this admission ticket with you.